Exhibit 10.4

Execution Copy

CREDIT AGREEMENT (TERM LOAN A)

Dated as of July 31, 2012

among

SABINE PASS LIQUEFACTION, LLC,

as the Borrower

SOCIÉTÉ GÉNÉRALE,

as the Term Loan A Administrative Agent

SOCIÉTÉ GÉNÉRALE,

as the Common Security Trustee and

CONSTRUCTION/TERM LOAN LENDERS PARTY TO THIS AGREEMENT

FROM TIME TO TIME,

and for the benefit of

CREDIT SUISSE SECURITIES (USA) LLC,

HSBC SECURITIES (USA), INC.,

MORGAN STANLEY SENIOR FUNDING, INC., and

ROYAL BANK OF CANADA,

as Joint Lead Arrangers, Joint Lead Bookrunners and Co-Documentation Agents

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, and

J.P. MORGAN SECURITIES LLC,

as Joint Lead Arrangers, Joint Lead Bookrunners and Co-Syndication Agents

SOCIÉTÉ GÉNÉRALE,

as Co-Documentation Agent

SG AMERICAS SECURITIES, LLC and

UNION BANK, N.A.,

as Joint Lead Arrangers and Joint Lead Bookrunners

DEUTSCHE BANK TRUST COMPANY AMERICAS, and

STANDARD CHARTERED BANK,

as Joint Lead Arrangers

i

SCHEDULES

Schedule 2.01 -	Lenders, Commitments
Schedule 3.01(a) -	Amortization Schedule
Schedule 6.01(b) -	Consents

Page
Schedule 6.05(c) -	Lenders’ Reliability Test Criteria
Schedule 10.11 -	Notice Information

EXHIBITS

Exhibit A	-	Definitions
Exhibit B	-	Form of Construction/Term Loan Note
Exhibit C	-	Form of Borrowing Notice
Exhibit D	-	Form of Interest Period Notice
Exhibit E-1	-	Form of Lender Assignment Agreement (Commitment and Loans)
Exhibit E-2	-	Form of Lender Assignment Agreement (Funded Loans)
Exhibit F	-	Form of Interest Rate Protection Agreement
Exhibit G	-	Form of Notice of Project Completion
Exhibit H-1	-	Form of U.S. Tax Compliance Certificate (For Non-U.S. Lenders that are not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit H-2	-	Form of U.S. Tax Compliance Certificate (For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit H-3	-	Form of U.S. Tax Compliance Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit H-4	-	Form of U.S. Tax Compliance Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes)

This CREDIT AGREEMENT (TERM LOAN A) (this “Agreement”), dated as of July 31, 2012, is made among SABINE PASS LIQUEFACTION, LLC, a special purpose limited liability company organized and existing under the laws of the State of Delaware (the “Borrower”), SOCIÉTÉ GÉNÉRALE, as Term Loan A Administrative Agent, SOCIÉTÉ GÉNÉRALE, as Common Security Trustee, each of the Construction/Term Loan Lenders from time to time party hereto, and for the benefit of THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Joint Lead Arranger, Joint Lead Bookrunner and Co-Syndication Agent, CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Joint Lead Arranger, Joint Lead Bookrunner and Co-Syndication Agent, CREDIT SUISSE SECURITIES (USA) LLC, as Joint Lead Arranger, Joint Lead Bookrunner and Co-Documentation Agent, DEUTSCHE BANK TRUST COMPANY AMERICAS, as Joint Lead Arranger, HSBC SECURITIES (USA), INC., as Joint Lead Arranger, Joint Lead Bookrunner and Co-Documentation Agent, J.P. MORGAN SECURITIES LLC, as Joint Lead Arranger, Joint Lead Bookrunner and Co-Syndication Agent, MORGAN STANLEY SENIOR FUNDING, INC., as Joint Lead Arranger, Joint Lead Bookrunner and Co-Documentation Agent, ROYAL BANK OF CANADA, as Joint Lead Arranger, Joint Lead Bookrunner and Co-Documentation Agent, SG AMERICAS SECURITIES, LLC, as Joint Lead Arranger and Joint Lead Bookrunner, SOCIÉTÉ GÉNÉRALE, as Co-Documentation Agent, STANDARD CHARTERED BANK, as Joint Lead Arranger, and UNION BANK, N.A., as Joint Lead Arranger and Joint Lead Bookrunner.

WHEREAS, Sabine Pass LNG, L.P. (“Sabine Pass LNG”), an indirect wholly owned subsidiary of Cheniere Energy Partners, L.P. (the “Sponsor”), owns and operates the Sabine Pass LNG Terminal (the “Sabine Pass Terminal”) located in Cameron Parish, Louisiana. The Sabine Pass Terminal has liquefied natural gas (“LNG”) regasification and send-out capacity of approximately 4.3 Bcf/d, storage capacity of approximately 16.9 Bcfe and two marine berths;

WHEREAS, the Borrower intends to design, detail engineer, develop, procure, construct, install, complete, own, operate and maintain two liquefaction trains, each with a nominal production capacity of at least 182,500,000 MMBtu per year (as more fully described in the Common Terms Agreement, the “Project”), that will add liquefaction services at the Sabine Pass Terminal and convert the Sabine Pass Terminal into a facility capable of liquefying and exporting domestic U.S. natural gas in addition to importing and regasifying foreign-sourced LNG;

WHEREAS, the Borrower has requested that the Construction/Term Loan Lenders establish a credit facility in order to provide funds which are to be used to partially finance such design, detailed engineering, development, procurement, construction, installation, completion, ownership, operation and maintenance of the Project, to pay certain fees and expenses associated with this Agreement and the Construction/Term Loans, to fund the Debt Service Reserve Account, to fund operating and working capital expenses of the Project, and as further described herein; and

WHEREAS, the Construction/Term Loan Lenders are willing to make such credit facility available upon and subject to the terms and conditions hereinafter set forth.

NOW THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.01 Defined Terms. Unless the context shall otherwise require, or unless otherwise defined herein in Exhibit A, capitalized terms used herein shall have the meanings provided in the Common Terms Agreement.

Section 1.02 Principles of Interpretation. Unless the context shall otherwise require, or unless otherwise provided herein, this Agreement shall be governed by the principles of interpretation in Section 1.2 (Interpretation) of the Common Terms Agreement, mutatis mutandis.

Section 1.03 UCC Terms. Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the respective meanings given to those terms in the UCC.

Section 1.04 Accounting and Financial Determinations. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with Section 1.4 (Accounting and Financial Determinations) of the Common Terms Agreement.

Section 1.05 Loan Tranches. Construction/Term Loans and Construction/Term Loan Commitments are made, treated, assigned and referred to in Tranches for certain limited purposes under this Agreement. Except as otherwise expressly set forth in this Agreement, all Construction/Term Loans and all Construction/Term Loan Commitments shall be identical, without regard to Tranche, including (in the case of outstanding Construction/Term Loans) rights to payment of principal, interest, Fees or other Obligations under this Agreement or any other Financing Documents, rights to exercise remedies, rights to share in Collateral securing any such Construction/Term Loan and rights to give or withhold any approval, consent, authorization or vote required or permitted to be given by or on behalf of any Construction/Term Loan Lender under this Agreement or any other Financing Document.

ARTICLE II

COMMITMENTS AND BORROWING

On the terms, subject to the conditions and relying upon the representations and warranties herein set forth:

Section 2.01 Construction/Term Loans. (a) Each Construction/Term Loan Lender, severally and not jointly, shall make loans (each such loan, a “Construction/Term Loan”) to the Borrower in an aggregate principal amount not in excess of the Construction/Term Loan Commitment with respect to the applicable Tranche of such Construction/Term Loan Lender, if any, with respect to such Tranche, from time to time during the Availability Period but not more frequently than monthly; provided that, after giving effect to the making of any Construction/Term Loans, the aggregate outstanding principal amount of all Construction/Term Loans shall not exceed the Aggregate Construction/Term Loan Commitment and the aggregate outstanding principal amount of all Construction/Term Loans of any Tranche shall not exceed the Aggregate Tranche Commitment for such Tranche. The Construction/ Term Loans shall be made in the following order:

(i) first under Tranche 1 until all Tranche 1 Construction/Term Loan Commitments are used, then;

(ii) second under Tranche 2 until all Tranche 2 Construction/Term Loan Commitments are used, then

(iii) third under Tranche 3 until all Tranche 3 Construction/Term Loan Commitments are used, then

(iv) fourth under Tranche 4 until all Tranche 4 Construction/Term Loan Commitments are used.

(b) Each Construction/Term Loan Borrowing, which may include Construction/Term Loans from more than one Tranche, shall be in an aggregate amount of not less than five million Dollars ($5,000,000) and an integral multiple of one million Dollars ($1,000,000).

(c) Proceeds of the Construction/Term Loans made on the date of the Initial Advance shall be deposited into the Term Loan A Initial Advance Account and the proceeds of all other Construction/Term Loans shall be deposited into the Construction Account, in each case, to solely fund, subject to the terms and conditions set forth herein:

(A) Project Costs;

(B) pursuant to Section 2.03(d) (Borrowing of Loans), the Debt Service Reserve Account up to the Required Debt Service Reserve Amount; and

(C) pursuant to Section 2.03(d) (Borrowing of Loans), return of equity and subordinated debt funding to the Sponsor or its Affiliates up to an amount that will result in the Senior Debt being not more than 65% of Total Capitalization.

(d) Construction/Term Loans repaid or prepaid may not be reborrowed.

Section 2.02 Notice of Borrowings. (a) From time to time, but no more frequently than monthly, subject to the limitations set forth in Section 2.01 (Construction/Term Loans) the Borrower may request a Construction/Term Loan Borrowing by delivering to the Term Loan A Administrative Agent a properly completed Borrowing Notice not later than 12:00 p.m., New York City time, on or before the third Business Day prior to the proposed Borrowing Date in the case of Construction/Term Loans that are LIBO Loans and on or before the first Business Day prior to the proposed Borrowing Date in the case of Construction/Term Loans that are Base Rate Loans.

(b) Each Borrowing Notice delivered pursuant to this Section 2.02 shall be irrevocable and shall refer to this Agreement and specify (i) the requested Borrowing Date (which shall be a Business Day), (ii) the amount of such requested Construction/Term Loan Borrowing, (iii) whether the requested Construction/Term Loan Borrowing is of LIBO Loans or Base Rate Loans, (iv) in the case of a proposed Construction/Term Loan Borrowing of LIBO Loans, the Borrower’s election with respect to the duration of the initial Interest Period applicable to such LIBO Loans, which Interest Periods shall be one (1), two (2), three (3), or six (6) months in length and (v) that each of the conditions precedent to such Construction/Term Loan Borrowing has been satisfied or waived.

(c) The Term Loan A Administrative Agent shall promptly advise each Construction/Term Loan Lender that has a Construction/Term Loan Commitment under the Tranche that is to fund any portion of the applicable Construction/Term Loan Borrowing of any Borrowing Notice delivered pursuant to this Section 2.02, together with each such Construction/Term Loan Lender’s Construction/Term Loan Commitment Percentage of the requested Construction/Term Loan Borrowing.

Section 2.03 Borrowing of Loans. (a) Subject to clause (c) below, each Construction/Term Loan Lender shall make a Construction/Term Loan in the amount of its Construction/Term Loan Commitment Percentage of each Construction/Term Loan Borrowing on the proposed Borrowing Date by wire transfer of immediately available funds to the Term Loan A Administrative Agent, not later than 1:00 p.m., New York City time, and the Term Loan A Administrative Agent shall deposit the amounts so received as set forth in Section 2.01(c) (Construction/Term Loans) for application in accordance with Sections 5.02(b) and (e) (Construction Account) of the Accounts Agreement; provided that, if a Construction/Term Loan Borrowing does not occur on the proposed Borrowing Date because any condition precedent to such requested Construction/Term Loan Borrowing herein specified has not been met, the Term Loan A Administrative Agent shall return the amounts so received to each Construction/Term Loan Lender without interest as soon as possible.

(b) Subject to Section 4.04 (Obligation to Mitigate), each Construction/Term Loan Lender may (without relieving the Borrower of its obligation to repay a Construction/Term Loan in accordance with the terms of this Agreement and the Construction/Term Loan Notes) at its option fulfill its Construction/Term Loan Commitments with respect to any such Construction/Term Loan by causing any domestic or foreign branch or Affiliate of such Construction/Term Loan Lender to make such Construction/Term Loan.

(c) Unless the Term Loan A Administrative Agent has been notified in writing by any Construction/Term Loan Lender prior to a proposed Borrowing Date that such Construction/Term Loan Lender will not make available to the Term Loan A Administrative Agent its portion of the Construction/Term Loan Borrowing proposed to be made on such date, the Term Loan A Administrative Agent may assume that such Construction/Term Loan Lender has made such amounts available to the Term Loan A Administrative Agent on such date and the Term Loan A Administrative Agent in its sole discretion may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Term Loan A Administrative Agent by such Construction/Term Loan Lender and the Term Loan A Administrative Agent has made such amount available to the Borrower, the Term Loan A Administrative Agent shall be entitled to recover on demand from such Construction/Term Loan Lender such corresponding amount plus interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Term Loan A Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Term Loan A Administrative Agent at an interest rate per annum equal to the Federal Funds Effective Rate. If such Construction/Term Loan Lender pays such corresponding amount (together with such interest), then such corresponding amount so paid shall constitute such Construction/Term Loan Lender’s Construction/Term Loan included in such Construction/Term Loan Borrowing. If such Construction/Term Loan Lender does not pay such corresponding amount forthwith upon the Term Loan A Administrative Agent’s demand, the Term Loan A Administrative Agent shall promptly notify the Borrower and the Borrower shall promptly repay such corresponding amount to the Term Loan A Administrative Agent plus interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Term Loan A Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Term Loan A Administrative Agent at an interest rate per annum equal to the Base Rate plus the Applicable Margin. If the Term Loan A Administrative Agent receives payment of the corresponding amount from each of the Borrower and such Construction/Term Loan Lender, the Term Loan A Administrative Agent shall promptly remit to the Borrower such corresponding amount. If the Term Loan A Administrative Agent receives payment of interest on such corresponding amount from each of the Borrower and such Construction/Term Loan Lender for an overlapping period, the Term Loan A Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. Nothing herein shall be deemed to relieve any Construction/Term Loan Lender from its obligation to fulfill its Construction/Term Loan Commitments hereunder and any payment by the Borrower pursuant to this Section 2.03(c) shall be without prejudice to any claim the Borrower may have against a Construction/Term Loan Lender that shall have failed to make such payment to the Term Loan A Administrative Agent. The failure of any Construction/Term Loan Lender to make available to the Term Loan A Administrative Agent its portion of the Construction/Term Loan Borrowing shall not relieve any other Construction/Term Loan Lender of its obligations, if any, hereunder to make available to the Term Loan A Administrative Agent its portion of the Construction/Term Loan Borrowing on the date of such Construction/Term Loan Borrowing, but no Construction/Term Loan Lender shall be responsible for the failure of any other Construction/Term Loan Lender to make available to the Term Loan A Administrative Agent such other Construction/Term Loan Lender’s portion of the Construction/Term Loan Borrowing on the date of any Construction/Term Loan Borrowing. A notice of the Term Loan A Administrative Agent to any Construction/Term Loan Lender or the Borrower with respect to any amounts owing under this Section 2.03(c) shall be conclusive, absent manifest error.

(d) On the Project Completion Date, any amounts on deposit in or standing to the credit of the Construction Account shall be applied as set forth in Section 5.02(e) (Construction Account) of the Accounts Agreement.

(e) Each of the Construction/Term Loan Lenders shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Construction/Term Loan Lender resulting from each Construction/Term Loan made by such Construction/Term Loan Lender, including the amounts of principal and interest payable and paid to such Construction/Term Loan Lender from time to time hereunder.

(f) The Term Loan A Administrative Agent shall maintain at the Term Loan A Administrative Agent’s office (i) a copy of any Lender Assignment Agreement delivered to it pursuant to Section 10.04 (Assignments), and (ii) a register for the recordation, with respect to each Tranche, of the names and addresses of the Construction/Term Loan Lenders, and all the Construction/Term Loan Commitments of, and principal amount of and interest on the Construction/Term Loans owing and paid to, each Construction/Term Loan Lender pursuant to the terms hereof from time to time and of amounts received by the Term Loan A Administrative Agent from the Borrower and whether such amounts constitute principal, interest, fees or other amounts and each Construction/Term Loan Lender’s share thereof (the “Register”). The Register shall be available for inspection by the Borrower, any Joint Lead Bookrunner, any Joint Lead Arranger and any Construction/Term Loan Lender at any reasonable time and from time to time upon reasonable prior notice.

(g) The entries made by the Term Loan A Administrative Agent in the Register or the accounts maintained by any Construction/Term Loan Lender shall be conclusive and binding evidence, absent manifest error, of the existence and amounts of the obligations recorded therein; provided that the failure of any Construction/Term Loan Lender or the Term Loan A Administrative Agent to maintain such Register or accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Construction/Term Loans in accordance with the terms of this Agreement. In the event of any conflict between the accounts and records maintained by any Construction/Term Loan Lender and the accounts and records of the Term Loan A Administrative Agent in respect of such matters, the accounts and records of the Term Loan A Administrative Agent shall control in the absence of manifest error.

(h) The Borrower agrees that in addition to such accounts or records described in clauses (e) and (f) of this Section 2.03, the Construction/Term Loans made by each Construction/Term Loan Lender with respect to any Tranche shall, upon the request of any Construction/Term Loan Lender, be evidenced by a Construction/Term Loan Note or Construction/Term Loan Notes duly executed on behalf of the Borrower and shall be dated the date of the Initial Advance (or, if later, the date of any request therefor by a Construction/Term Loan Lender). Each such Construction/Term Loan Note shall have all blanks appropriately filled in, shall specify the Tranche, and shall be payable to such Construction/Term Loan Lender and its registered assigns in a principal amount equal to the Construction/Term Loan Commitment with respect to such Tranche of such Construction/Term Loan Lender; provided that each Construction/Term Loan Lender may attach schedules to its respective Construction/Term Loan Note(s) and endorse thereon the date, amount and maturity of its respective Construction/Term Loan(s) and payments with respect thereto with respect to such Tranche.

Section 2.04 Termination or Reduction of Commitments. (a) All unused Construction/Term Loan Commitments, if any, shall be automatically and permanently terminated on the last day of the Availability Period.

(b) Upon any payment or prepayment of the Construction/Term Loans pursuant to Section 3.01 (Repayment of Construction/Term Loan Borrowings), Section 3.08 (Optional Prepayment) or Section 3.09 (Mandatory Prepayment), the Aggregate Construction/Term Loan Commitment and the Aggregate Tranche Commitments of Tranches paid or prepaid shall be automatically and permanently reduced in an amount equal to such payment or prepayment.

(c) The Borrower shall have the right to permanently terminate in whole, and from time to time to permanently reduce in part, the Aggregate Tranche Commitments with respect to all Tranches pro rata with respect to the then outstanding Construction/Term Loan Commitments of all Tranches (in a minimum amount of ten million Dollars ($10,000,000)), upon not fewer than five (5) Business Days’ prior written notice to the Term Loan A Administrative Agent (i) following Substantial Completion of both trains of the Project or (ii) with written concurrence by the Independent Engineer that the funds under the cancelled commitment are not necessary to achieve the Project Completion Date on or prior to the Date Certain.

(d) The Borrower shall have the right to permanently terminate the Construction/Term Loan Commitments of Non-Consenting Lenders in accordance with Section 4.04(d) (Obligation to Mitigate).

(e) All unused Construction/Term Loan Commitments, if any, shall be terminated upon the occurrence of an Event of Default if required pursuant to Section 8.02 (Acceleration Upon Bankruptcy) or Section 8.03 (Acceleration Upon Other Event of Default) in accordance with the terms thereof.

ARTICLE III

REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

Section 3.01 Repayment of Construction/Term Loan Borrowings. (a) The Borrower unconditionally and irrevocably promises to pay to the Term Loan A Administrative Agent for the ratable account of each Construction/Term Loan Lender the aggregate outstanding principal amount of the Construction/Term Loans on each Quarterly Payment Date, in accordance with the Amortization Schedule.

(b) Notwithstanding anything to the contrary set forth in Section 3.01(a) above, the final principal repayment installment on the Maturity Date shall in any event be in an amount equal to the aggregate principal amount of all Construction/Term Loans outstanding on such date.

Section 3.02 Interest Payment Dates. (a) Interest accrued on each Construction/Term Loan shall be payable, without duplication, on the following dates (each, an “Interest Payment Date”):

(i) with respect to any repayment or prepayment of principal on such Construction/Term Loan, on the date of each such repayment or prepayment;

(ii) on the Maturity Date;

(iii) with respect to LIBO Loans, (A) on the last day of each applicable Interest Period, (B) in the case of any Interest Period that has a duration of more than three months, the day three months after the first day of such Interest Period, and (C) if applicable, on any date on which such LIBO Loan is converted to a Base Rate Loan; and

(iv) with respect to Base Rate Loans, on the last day of each Fiscal Quarter or, if applicable, any date on which such Base Rate Loan is converted to a LIBO Loan.

(b) Interest accrued on the Construction/Term Loans or other monetary Obligations after the date such amount is due and payable (whether on the Maturity Date, any Quarterly Payment Date, any Interest Payment Date, upon acceleration or otherwise) shall be payable upon demand.

(c) Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the occurrence of an event set forth in Section 9.7 (Bankruptcy; Insolvency) of the Common Terms Agreement and Section 8.01 (Events of Default) of this Agreement only to the extent it relates to Section 9.7 (Bankruptcy; Insolvency) of the Common Terms Agreement.

Section 3.03 Interest Rates. (a) Pursuant to each properly delivered Borrowing Notice and Interest Period Notice, the LIBO Loans shall accrue interest at a rate per annum during each Interest Period applicable thereto equal to the sum of the LIBOR for such Interest Period plus the Applicable Margin for such Construction/Term Loans.

(b) On or before 12:00 noon, New York City time, at least three (3) Business Days prior to the end of each Interest Period for each LIBO Loan, the Borrower shall deliver to the Term Loan A Administrative Agent an Interest Period Notice setting forth the Borrower’s election with respect to the duration of the next Interest Period applicable to such LIBO Loan, which Interest Period shall be one (1), two (2), three (3), or six (6) months in length; provided, that, if any Default or Event of Default has occurred and is continuing, all LIBO Loans shall convert into Base Rate Loans at the end of the then-current Interest Periods (in which case the Term Loan A Administrative Agent shall so notify the Borrower and the Construction/Term Loan Lenders). After such Default or Event of Default has ceased, the Borrower may convert each such Base Rate Loan into a LIBO Loan in accordance with this Agreement by delivering an Interest Period Notice in accordance with Section 3.04 (Conversion Options).

(c) If the Borrower fails to deliver an Interest Period Notice in accordance with Section 3.03(b) above with respect to any LIBO Loan, such LIBO Loan shall be made as, or converted into, a Base Rate Loan at the end of the then-current Interest Period.

(d) All LIBO Loans shall bear interest from (and including) the first day of the applicable Interest Period to (but excluding) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Loan.

(e) Notwithstanding anything to the contrary, the Borrower shall have, in the aggregate, no more than six (6) separate LIBO Construction/Term Loan Borrowings outstanding at any one time across all Tranches.

(f) Pursuant to each properly delivered Borrowing Notice and Interest Period Notice, each Base Rate Loan shall accrue interest at a rate per annum equal to the sum of the Base Rate plus the Applicable Margin for such Construction/Term Loans.

(g) All Base Rate Loans shall bear interest from and including the date such Construction/Term Loan is made (or the day on which LIBO Loans are converted to Base Rate Loans as required under Section 3.03(b) or under ARTICLE IV (LIBOR And Tax Provisions)) to (but excluding) the date such Construction/Term Loan or portion thereof is paid at the interest rate determined as applicable to such Base Rate Loan.

Section 3.04 Conversion Options. The Borrower may elect from time to time to convert LIBO Loans to Base Rate Loans or Base Rate Loans to LIBO Loans (subject to Sections 3.03(e) (Interest Rates), 4.01(LIBOR Lending Unlawful) and 4.02 (Inability to Determine LIBOR)), as the case may be, by delivering a completed Interest Period Notice to the Term Loan A Administrative Agent notifying the Term Loan A Administrative Agent of such election no later than 12:00 p.m., New York City time, on the third (3rd) Business Day preceding the proposed conversion date (which notice, in the case of conversions to LIBO Loans, shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan may be converted into a LIBO Loan when any Event of Default has occurred and is continuing and the Term Loan A Administrative Agent has determined not to permit such conversions. Upon receipt of any such notice the Term Loan A Administrative Agent shall promptly notify each relevant Construction/Term Loan Lender thereof.

Section 3.05 Post-Maturity Interest Rates; Default Interest Rates. If all or a portion of the principal amount of any Construction/Term Loan is not paid when due (whether on the Maturity Date, by acceleration or otherwise) or any Obligation (other than principal on the Construction/Term Loans) is not paid or deposited when due (whether on the Maturity Date, by acceleration or otherwise), (i) the outstanding principal amount of all Construction/Term Loans shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto plus two percent (2%) and (ii) all Obligations (other than principal on the Construction/Term Loans) shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans plus two percent (2%) (the rate then applicable with respect to clause (i) or (ii), as applicable, plus such two percent (2%), the “Default Rate”), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until the amount then due is paid in full (after as well as before judgment).

Section 3.06 Interest Rate Determination. The Term Loan A Administrative Agent shall determine the interest rate applicable to the Construction/Term Loans and shall give prompt notice of such determination to the Borrower and the Construction/Term Loan Lenders. In each such case, the Term Loan A Administrative Agent’s determination of the applicable interest rate shall be conclusive in the absence of manifest error.

Section 3.07 Computation of Interest and Fees. (a) All computations of interest for Base Rate Loans when the Base Rate is determined by the Term Loan A Administrative Agent’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All computations of interest for LIBO Loans, and for Base Rate Loans when the Base Rate is determined by the Federal Funds Effective Rate, shall be made on the basis of a 360-day year and actual days elapsed.

(b) Interest shall accrue on each Construction/Term Loan for the day on which the Construction/Term Loan is made, and shall not accrue on a Construction/Term Loan, or any portion thereof, for the day on which the Construction/Term Loan or such portion is paid; provided, that, any Construction/Term Loan that is repaid on the same day on which it is made shall bear interest for one (1) day.

(c) Each determination by the Term Loan A Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 3.08 Optional Prepayment. (a) The Borrower shall have the right to prepay the Construction/Term Loans on not less than five (5) Business Days’ prior written notice to the Term Loan A Administrative Agent (i) at any time with respect to prepayments funded through the use of Replacement Debt and (ii) at any time following the end of the Availability Period, as provided in Section 3.2 (Voluntary Prepayment of Secured Debt) of the Common Terms Agreement, subject to the terms and conditions of Section 3 (Repayment and Prepayments) of the Common Terms Agreement.

(b) Any partial prepayment of the Construction/Term Loans under this Section 3.08 shall be in an amount that is not less than the amount specified in Section 3.2 (Voluntary Prepayment of Secured Debt) of the Common Terms Agreement.

(c) All prepayments under this Section 3.08 shall be made by the Borrower to (x) the Term Loan A Administrative Agent for the account of the Construction/Term Loan Lenders and (y) the Term Loan A Credit Agreement Interest Rate Protection Providers and shall be applied by the Term Loan A Administrative Agent in accordance with Section 3.08(d). Each notice of optional prepayment will be irrevocable, except that a notice of prepayment given by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Term Loan A Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. The Borrower shall pay any Break Costs incurred by any Credit Agreement Secured Party as a result of such notice and revocation.

(d) With respect to each prepayment to be made pursuant to this Section 3.08, on the date specified in the notice of prepayment delivered pursuant to Section 3.08(a), the Borrower shall pay to the Term Loan A Administrative Agent the sum of the following amounts:

(i) the principal (including any required make whole amount) of, and accrued but unpaid interest on, the Construction/Term Loans to be prepaid;

(ii) any additional amounts required to be paid under Section 4.05 (Funding Losses); and

(iii) except for amounts to be paid to the Term Loan A Credit Agreement Interest Rate Protection Providers as set forth immediately below, any other Obligations due in connection with any prepayment under the Financing Documents.

Additionally, the Borrower shall, in accordance with Section 3.2(c) (Voluntary Prepayment of Secured Debt) of the Common Terms Agreement, pay to the Term Loan A Credit Agreement Interest Rate Protection Providers the Term Loan A Hedge Termination Value payable in respect of any Interest Rate Protection Agreement to be terminated in connection with such prepayment in accordance with Section 3.10 (Termination of Interest Rate Protection Agreements in Connection with Any Prepayment), which terminated Interest Rate Protection Agreement shall be specified by the Borrower in the notice of prepayment. Payments of principal of the Construction/Term Loans will be applied pro rata against subsequent scheduled payments or in inverse order of maturity, at the Borrower’s option (except as otherwise provided in Section 2.5(k) (Replacement Debt) of the Common Terms Agreement).

(e) Amounts of any Construction/Term Loans prepaid pursuant to this Section 3.08 may not be reborrowed.

Section 3.09 Mandatory Prepayment. (a) The Borrower shall be required to prepay the Construction/Term Loans in accordance with Section 3.4 (Mandatory Prepayment of Secured Debt) of the Common Terms Agreement, subject to the terms and conditions of Section 3 (Repayment and Prepayments) of the Common Terms Agreement.

(b) With respect to each prepayment to be made pursuant to this Section 3.09, on the date required pursuant to Section 3.4 (Mandatory Prepayment of Secured Debt) of the Common Terms Agreement, the Borrower shall pay to the Term Loan A Administrative Agent the sum of the following amounts:

(i) the principal (including any required make whole amount) of, and accrued but unpaid interest on, the Construction/Term Loans to be prepaid;

(ii) any additional amounts required to be paid under Section 4.05 (Funding Losses); and

(iii) except for amounts to be paid to the Term Loan A Credit Agreement Interest Rate Protection Providers as set forth immediately below, any other Obligations due in connection with any prepayment under the Financing Documents.

Additionally, the Borrower shall, in accordance with Section 3.4(b) (Mandatory Prepayment of Secured Debt) of the Common Terms Agreement, pay to the Term Loan A Credit Agreement Interest Rate Protection Providers the Term Loan A Hedge Termination Value payable in respect of any Interest Rate Protection Agreement to be terminated in connection with such prepayment in accordance with Section 3.10 (Termination of Interest Rate Protection Agreements in Connection with Any Prepayment). Payments of principal of the Construction/Term Loans and Term Loan A Hedge Termination Value will be applied (A) in the case of any mandatory prepayment pursuant to Section 3.4(a)(v) (Mandatory Prepayment of Secured Debt) of the Common Terms Agreement, pro rata against subsequent scheduled payments and (B) in the case of any other mandatory prepayment, applied in inverse order of maturity.

(c) Amounts of any Construction/Term Loans prepaid pursuant to this Section 3.09 may not be reborrowed.

Section 3.10 Termination of Interest Rate Protection Agreement in Connection with Any Prepayment. If a voluntary or mandatory prepayment of the Construction/Term Loans made by the Borrower pursuant to the provisions of Section 3.08 (Optional Prepayment) and Section 3.09 (Mandatory Prepayment) hereof would result in the aggregate notional amount of the Interest Rate Protection Agreements to which the Term Loan A Credit Agreement Interest Rate Protection Providers are a party exceeding one hundred percent (100%) of the remaining aggregate outstanding principal amount of the Construction/Term Loans, the Borrower shall, simultaneously with any voluntary or mandatory prepayment of the Construction/Term Loans, terminate or, to the extent permitted by the applicable Interest Rate Protection Agreement, transfer or novate a portion of such Interest Rate Protection Agreements such that the aggregate notional amount of such Interest Rate Protection Agreements satisfies the requirements of the Borrower pursuant to Section 6.11 (Interest Rate Protection Agreements) of the Common Terms Agreement, and such that the aggregate notional amount of all Interest Rate Protection Agreements to which the Term Loan A Credit Agreement Interest Rate Protection Providers are a party is not more than one hundred percent (100%) of the remaining aggregate outstanding principal amount of Construction/Term Loans, provided that, any such reduction shall be made, (x) in the case of any voluntary prepayment of Construction/Term Loans under Section 3.08 (Optional Prepayment) or any mandatory prepayment of Construction/Term Loans required pursuant to Section 3.4(a)(v) (Mandatory Prepayment of Secured Debt) of the Common Terms Agreement, at the Borrower’s option, pro rata against subsequent scheduled repayments or in inverse order of maturity of such Interest Rate Protection Agreements and pro rata to all counterparties to such Interest Rate Protection Agreements with the same maturity, or (y) in the case of any mandatory prepayment of Construction/Term Loans under Section 3.09 (Mandatory Prepayment), in the case of any mandatory prepayment of Construction/Term Loans required pursuant to Section 3.4(a)(i)-(iv) or (vi)-(vii) (Mandatory Prepayment of

Secured Debt) of the Common Terms Agreement, in inverse order of maturity of such Interest Rate Protection Agreements and pro rata to all counterparties to such Interest Rate Protection Agreements with the same maturity. The amount of any Hedge Termination Value due in respect of the Interest Rate Protection Agreements terminated in accordance with this Section 3.10 shall be made by the Borrower from amounts available with which to make such prepayment.

Section 3.11 Time and Place of Payments. (a) The Borrower shall make each payment (including any payment of principal of or interest on any Construction/Term Loan or any Fees or other Obligations) hereunder without setoff, deduction or counterclaim not later than 12:00 noon New York City time on the date when due in Dollars and in immediately available funds to the Term Loan A Administrative Agent at the following account: Societe Generale, New York Branch, A/C# 9051422, ABA# ABA 026-004-226, Attn: Loan Servicing Group, Ref: Sabine Pass, or at such other office or account as may from time to time be specified by the Term Loan A Administrative Agent to the Borrower. Funds received after 12:00 noon New York City time shall be deemed to have been received by the Term Loan A Administrative Agent on the next succeeding Business Day.

(b) The Term Loan A Administrative Agent shall promptly remit in immediately available funds to each Credit Agreement Secured Party its share, if any, of any payments received by the Term Loan A Administrative Agent for the account of such Credit Agreement Secured Party.

(c) Whenever any payment (including any payment of principal of or interest on any Construction/Term Loan or any Fees or other Obligations) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment shall (except as otherwise required by the proviso to the definition of “Interest Period” with respect to LIBO Loans) be made on the immediately succeeding Business Day, and such increase of time shall in such case be included in the computation of interest or Fees, if applicable.

Section 3.12 Borrowings and Payments Generally. (a) Unless the Term Loan A Administrative Agent has received notice from the Borrower prior to the date on which any payment is due to the Term Loan A Administrative Agent for the account of the Construction/Term Loan Lenders hereunder that the Borrower will not make such payment, the Term Loan A Administrative Agent may assume that the Borrower has made such payment on such date in accordance with this Agreement and may, in reliance upon such assumption, distribute to the Construction/Term Loan Lenders the amount due. If the Borrower has not in fact made such payment, then each of the Construction/Term Loan Lenders severally agrees to repay to the Term Loan A Administrative Agent forthwith on demand the amount so distributed to such Construction/Term Loan Lender in immediately available funds with interest thereon, for each day from (and including) the date such amount is distributed to it to (but excluding) the date of payment to the Term Loan A Administrative Agent, at the Federal Funds Effective Rate. A notice of the Term Loan A Administrative Agent to any Construction/Term Loan Lender with respect to any amount owing under this Section 3.12 shall be conclusive, absent manifest error.

(b) Nothing herein shall be deemed to obligate any Construction/Term Loan Lender to obtain funds for any Construction/Term Loan in any particular place or manner or to constitute a representation by any Construction/Term Loan Lender that it has obtained or will obtain funds for any Construction/Term Loan in any particular place or manner.

(c) The Borrower hereby authorizes each Construction/Term Loan Lender, if and to the extent payment owed to such Construction/Term Loan Lender is not made when due under this Agreement or under the Construction/Term Loan Notes held by such Construction/Term Loan Lender, to charge from time to time against any or all of the Borrower’s accounts with such Construction/Term Loan Lender any amount so due.

Section 3.13 Fees. (a) From and including the date hereof until the end of the Availability Period, the Borrower agrees to pay to the Term Loan A Administrative Agent, for the account of the Construction/Term Loan Lenders under each Tranche, on the last Business Day of each Fiscal Quarter, a commitment fee with respect to such Tranche (a “Commitment Fee”) at a rate per annum equal to 40% of the Applicable Margin applicable to LIBO Loans on the average daily amount by which the Aggregate Tranche Commitment exceeds the aggregate outstanding principal amount of the Construction/Term Loans made under such Tranche during the Fiscal Quarter (or portion thereof) then ended; provided that all Commitment Fees shall be payable in arrears and computed on the basis of the actual number of days elapsed in a year of 365 days, as pro-rated for any partial quarter, as applicable. Notwithstanding the foregoing, the Borrower will not be required to pay any Commitment Fee to any Construction/Term Loan Lender with respect to any period in which such Construction/Term Loan Lender was a Defaulting Lender with respect to any Tranche.

(b) The Borrower agrees to pay or cause to be paid to the Term Loan A Administrative Agent for the account of the Construction/Term Loan Lenders and the Term Loan A Administrative Agent, additional fees in the amounts and at the times from time and time agreed to by the Borrower and the Term Loan A Administrative Agent, including pursuant to each Fee Letter with a Joint Lead Arranger.

(c) All Fees shall be paid on the dates due in immediately available funds. Once paid, none of the Fees shall be refundable under any circumstances.

Section 3.14 Pro Rata Treatment. (a) The portion of any Construction/Term Loan Borrowing made under any Tranche and, except as otherwise provided in Section 4.01 (LIBOR Lending Unlawful), each reduction of commitments of any type, pursuant to Section 2.04 (Termination or Reduction of Commitments) or otherwise, shall be allocated by the Term Loan A Administrative Agent pro rata among the Construction/Term Loan Lenders in such Tranche in accordance with their respective Construction/Term Loan Commitment Percentages with respect to such Tranche.

(b) Except as otherwise required under Section 3.08 (Optional Prepayment), Section 3.09 (Mandatory Prepayment) or ARTICLE IV (LIBOR And Tax Provisions), each payment or prepayment of principal of the Construction/Term Loans shall be allocated by the Term Loan A Administrative Agent pro rata among the Construction/Term Loan Lenders in accordance with the respective principal amounts of their outstanding Construction/Term Loans, and each payment of interest on the Construction/Term Loans shall be allocated by the Term Loan A Administrative Agent pro rata among the Construction/Term Loan Lenders in accordance with the respective interest amounts outstanding on their Construction/Term Loans. Each payment of the Commitment Fee with respect to a Tranche shall be allocated by the Term Loan A Administrative Agent pro rata among the Construction/Term Loan Lenders in such Tranche in accordance with their respective Construction/Term Loan Commitments with respect to such Tranche.

Section 3.15 Sharing of Payments. (a) If any Construction/Term Loan Lender obtains any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Construction/Term Loan (other than pursuant to the terms of ARTICLE IV (LIBOR And Tax Provisions)) in excess of its pro rata share of payments then or therewith obtained by all Construction/Term Loan Lenders holding Construction/Term Loans of such type, such Construction/Term Loan Lender shall purchase from the other Construction/Term Loan Lenders (for cash at face value) such participations in Construction/Term Loans of such type made by them as shall be necessary to cause such purchasing Construction/Term Loan Lender to share the excess payment or other recovery ratably with each of them; provided, however, that, if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Construction/Term Loan Lender, the purchase shall be rescinded and each Construction/Term Loan Lender that has sold a participation to the purchasing Construction/Term Loan Lender shall repay to the purchasing Construction/Term Loan Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Construction/Term Loan Lender’s ratable share (according to the proportion of (x) the amount of such selling Construction/Term Loan Lender’s required repayment to the purchasing Construction/Term Loan Lender to (y) the total amount so recovered from the purchasing Construction/Term Loan Lender) of any interest or other amount paid or payable by the purchasing Construction/Term Loan Lender in respect of the total amount so recovered. The Borrower agrees that any Construction/Term Loan Lender so purchasing a participation from another Construction/Term Loan Lender pursuant to this Section 3.15(a) may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 10.14 (Right of Setoff)) with respect to such participation as fully as if such Construction/Term Loan were the direct creditor of the Borrower in the amount of such participation. The provisions of this Section shall not be construed to apply to any payment by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by any Construction/Term Loan Lender as consideration for the assignment or sale of a participation in any of its Construction/Term Loans.

(b) If under any applicable bankruptcy, insolvency or other similar law, any Construction/Term Loan Lender receives a secured claim in lieu of a setoff to which this Section 3.15 applies, such Construction/Term Loan Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Construction/Term Loan Lenders entitled under this Section 3.15 to share in the benefits of any recovery on such secured claim.

ARTICLE IV

LIBOR AND TAX PROVISIONS

Section 4.01 LIBOR Lending Unlawful. In the event that it becomes unlawful or, by reason of a Change in Law, any Construction/Term Loan Lender is unable to honor its obligation to make or maintain LIBO Loans, then such Construction/Term Loan Lender will promptly notify the Borrower of such event (with a copy to the Term Loan A Administrative Agent) and such Construction/Term Loan Lender’s obligation to make or to continue LIBO Loans, or to convert Base Rate Loans into LIBO Loans, as the case may be, shall be suspended until such time as such Construction/Term Loan Lender may again make and maintain LIBO Loans. During such period of suspension, the Construction/Term Loans that would otherwise be made by such Construction/Term Loan Lender as LIBO Loans shall be made instead by such Construction/Term Loan Lender as Base Rate Loans and each Construction/Term Loan made by such Construction/Term Loan Lender and outstanding will automatically, on the last day of the then existing Interest Period therefor if such Construction/Term Loan may lawfully remain outstanding until the end of such Interest Period, and otherwise immediately, convert into a Base Rate Loan (or, if such Construction/Term Loan is then a Base Rate Loan, will continue as a Base Rate Loan). At the Borrower’s request, each Construction/Term Loan Lender agrees to use reasonable efforts, including using reasonable efforts to designate a different lending office for funding or booking its Construction/Term Loans or to assign its rights and obligations under the Financing Documents to another of its offices, branches or affiliates, if, in the reasonable judgment of such Construction/Term Loan Lender, such designation or assignment (a) would eliminate or avoid such illegality and (b) would not subject such Construction/Term Loan Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Construction/Term Loan Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Construction/Term Loan Lender in connection with any such designation or assignment.

Section 4.02 Inability to Determine LIBOR. If prior to the commencement of any Interest Period for a LIBO Loan:

(a) the Term Loan A Administrative Agent reasonably determines that adequate and reasonable means do not exist for ascertaining LIBOR for such Interest Period; or

(b) the Term Loan A Administrative Agent is advised by the Required Banks that such Required Banks have reasonably determined that LIBOR for such Interest Period will not adequately and fairly reflect the cost to such Construction/Term Loan Lenders of making or maintaining their LIBO Loans for such Interest Period;

then the Term Loan A Administrative Agent shall give notice thereof to the Borrower and the Construction/Term Loan Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Term Loan A Administrative Agent notifies the Borrower and the Construction/Term Loan Lenders that the circumstances giving rise to such notice no longer exist (which notice of subsequent change in circumstances shall be given as promptly as practical), (i) any Interest Period Notice that requests the conversion of any Construction/Term Loan to, or continuation of any Construction/Term Loan as, a LIBO Loan shall be ineffective and such Construction/Term Loan shall be converted to a Base Rate Loan on the last day of the Interest Period applicable thereto, and (ii) if any Borrowing Notice requests a LIBO Loan, such Construction/Term Loan shall be made as a Base Rate Loan, or, at the election of the Borrower (upon receipt of the determination to be made by the Required Banks and only if they are able to agree on such a determination), made as a Construction/Term Loan bearing interest at such rate as the Required Banks shall determine adequately reflects the costs to the Construction/Term Loan Lenders of making such Construction/Term Loans.

Section 4.03 Increased Costs. (a) If any Change in Law shall (1)(A) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Construction/Term Loan Lender; (B) subject the Term Loan A Administrative Agent or any Construction/Term Loan Lender, or its group, to any Taxes (other than (i) Other Taxes, and (ii) Taxes described in clauses (a) through (d) of the definition of Excluded Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (C) impose on any Construction/Term Loan Lender or the London interbank market any other condition, cost or expense affecting this Agreement or LIBO Loans made by such Construction/Term Loan Lender; and (2) the result of any of the foregoing shall be to increase the cost to such Person of making or maintaining any Construction/Term Loan (or of maintaining its obligation to make any such Construction/Term Loan) to the Borrower or to reduce the amount of any sum received or receivable by such Person hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Person such additional amount or amounts as will compensate such Person for such additional costs incurred or reduction suffered (except to the extent the Borrower is excused from payment pursuant to Section 4.04 (Obligation to Mitigate)).

(b) If any Construction/Term Loan Lender reasonably determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Construction/Term Loan Lender’s capital or (without duplication) on the capital of such Construction/Term Loan Lender’s holding company, if any, as a consequence of this Agreement or any of the Construction/Term Loans made by such Construction/Term Loan Lender, to a level below that which such Construction/Term Loan Lender, or such Construction/Term Loan Lender’s holding company, could have achieved but for such Change in Law (taking into consideration such Construction/Term Loan Lender’s policies and the policies of such Construction/Term Loan Lender’s holding company with respect to capital adequacy and liquidity), then from time to time upon notice by such Construction/Term Loan Lender, the Borrower shall pay within thirty (30) days following the receipt of such notice to such Construction/Term Loan Lender such additional amount or amounts as will compensate such Construction/Term Loan Lender or (without duplication) such Construction/Term Loan Lender’s holding company in full for any such reduction suffered (except to the extent the Borrower is excused from payment pursuant to Section 4.04 (Obligation to Mitigate)). In determining such amount, such Construction/Term Loan Lender may use any method of averaging and attribution that it (in its sole discretion) shall deem appropriate.

(c) To claim any amount under this Section 4.03, the Term Loan A Administrative Agent or a Construction/Term Loan Lender, as applicable, shall promptly deliver to the Borrower (with a copy to the Term Loan A Administrative Agent) a certificate setting forth in reasonable detail the amount or amounts necessary to compensate the Term Loan A Administrative Agent or Construction/Term Loan Lender or its holding company, as the case may be, under Section 4.03(a) or Section 4.03(b). The Borrower shall pay the Term Loan A Administrative Agent or Construction/Term Loan Lender, as applicable, the amount shown as due on any such certificate within thirty (30) days after receipt thereof.

(d) Promptly after the Term Loan A Administrative Agent or Construction/Term Loan Lender, as applicable, has determined that it will make a request for increased compensation pursuant to this Section 4.03, such Person shall notify the Borrower thereof (with a copy to the Term Loan A Administrative Agent). Failure or delay on the part of the Term Loan A Administrative Agent or Construction/Term Loan Lender to demand compensation pursuant to this Section 4.03 shall not constitute a waiver of such Person’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Person pursuant to this Section 4.03 for any increased costs or reductions attributable to the failure of such Person to notify Borrower within two hundred twenty-five (225) days after the Change in Law giving rise to those increased costs or reductions of such Person’s intention to claim compensation for those circumstances; provided further that, if the Change in Law giving rise to those increased costs or reductions is retroactive, then the two hundred twenty-five (225) day period referred to above shall be extended to include that period of retroactive effect.

Section 4.04 Obligation to Mitigate. (a) If any Construction/Term Loan Lender requests compensation under Section 4.03 (Increased Costs), or if the Borrower is required to pay any additional amount to any Construction/Term Loan Lender or any Government Authority for the account of any Construction/Term Loan Lender pursuant to Section 4.06 (Taxes), then such Construction/Term Loan Lender, if requested by the Borrower in writing, shall use commercially reasonable efforts to designate a different lending office for funding or booking its Construction/Term Loans hereunder or to assign its rights and obligations under the Financing Documents to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Construction/Term Loan Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.03 (Increased Costs) or Section 4.06 (Taxes), as applicable, in the future and (ii) would not subject such Construction/Term Loan Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Construction/Term Loan Lender in any material respect, contrary to such Construction/Term Loan Lender’s normal banking practices or violate any applicable Government Rule. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Construction/Term Loan Lender in connection with any such designation or assignment.

(b) Subject to Section 4.04(c), if any Construction/Term Loan Lender requests compensation under Section 4.03 (Increased Costs), or if the Borrower is required to pay any additional amount to any Construction/Term Loan Lender or any Government Authority for the account of any Construction/Term Loan Lender pursuant to Section 4.06 (Taxes) and, in each case, such Construction/Term Loan Lender has declined or is unable to designate a different lending office or to make an assignment in accordance with Section 4.04(a), or if any Construction/Term Loan Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice in writing to such Construction/Term Loan Lender and the Term Loan A Administrative Agent, request such Construction/Term Loan Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04 (Assignments)), all (but not less than all) its interests, rights and obligations under this Agreement (including all of its Construction/Term Loans and Construction/Term Loan Commitments) to an Eligible Assignee that shall assume such obligations (which assignee may be another Construction/Term Loan Lender, if a Construction/Term Loan Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Term Loan A Administrative Agent, (ii) such Construction/Term Loan Lender shall have received payment of an amount equal to all Obligations of the Borrower owing to such Construction/Term Loan Lender from such assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other Obligations) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 4.03 (Increased Costs) or payments required to be made pursuant to Section 4.06 (Taxes), such assignment will result in the elimination or reduction of such compensation or payments. A Construction/Term Loan Lender shall not be required to make any such assignment and delegation if, as a result of a waiver by such Construction/Term Loan Lender of its rights under Sections 4.03 (Increased Costs) or 4.06 (Taxes), as applicable, the circumstances entitling the Borrower to require such assignment and delegation have ceased to apply. If, notwithstanding the satisfaction of each of the conditions set forth in Sections 4.03 (Increased Costs) or 4.06 (Taxes), a Construction/Term Loan Lender refuses to be replaced pursuant to this Section 4.04, the Borrower shall not be obligated to pay such Construction/Term Loan Lender any of the compensation referred to in this Section 4.04 or any additional amounts incurred or accrued under Sections 4.03 (Increased Costs) or 4.06 (Taxes) from and after the date that such replacement would have occurred but for such Construction/Term Loan Lender’s refusal. Nothing in this Section shall be deemed to prejudice any rights that the Borrower, the Term Loan A Administrative Agent or any Construction/Term Loan Lender may have against any Construction/Term Loan Lender that is a Defaulting Lender.

(c) As a condition of the right of the Borrower to remove any Construction/Term Loan Lender pursuant to Section 4.04(b) and (d), the Borrower shall either (i) arrange for the assignment or novation of any Interest Rate Protection Agreements with such Construction/Term Loan Lender or any of its Affiliates simultaneously with such removal or (ii) terminate the applicable Interest Rate Protection Agreement and pay any relevant Term Loan A Hedge Termination Value.

(d) If (i) any Construction/Term Loan Lender (such Construction/Term Loan Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, consent or termination which pursuant to the terms of Section 10.01 (Amendments, Etc.) requires the consent of all of the Construction/Term Loan Lenders and with respect to which the Supermajority Banks shall have granted their consent and (ii) no Event of Default then exists, then the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to replace all such Non-Consenting Lenders by requiring such Non-Consenting Lenders to assign all their Construction/Term Loans and all their Construction/Term Loan Commitments to one or more Eligible Assignees that are Eligible Transferees; provided that (A) all Non-Consenting Lenders must be replaced with one or more Construction/Term Loan Lenders that grant the applicable consent, (B) all Obligations of the Borrower owing to such Non-Consenting Lenders being replaced shall be paid in full to such Non-Consenting Lenders concurrently with such assignment and (C) the replacement Construction/Term Loan Lenders shall purchase the foregoing by paying to such Non-Consenting Lenders a price equal to the amount of such Obligations. In connection with any such assignment, the Borrower, the Term Loan A Administrative Agent, such Non-Consenting Lenders and the replacement Construction/Term Loan Lenders shall otherwise comply with Section 10.04 (Assignments). With the consent of the Required Banks, the Borrower shall have the right to use new shareholder funding or amounts on deposit in the Distribution Account that are permitted to be distributed pursuant to Section 5.10(d) (Distribution Account) of the Accounts Agreement to prepay all (and not part only) the Non-Consenting Lenders’ Construction/Term Loans and terminate all the Non-Consenting Lenders’ Construction/Term Loan Commitments and subject, in each case, to payment of all accrued interest, fees, costs or expenses due under the Financing Documents to the relevant Construction/Term Loan Lender.

Section 4.05 Funding Losses. In the event of (a) the payment of any principal of any LIBO Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBO Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any LIBO Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any LIBO Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 4.04 (Obligation to Mitigate), then, in any such event, the Borrower shall compensate each Construction/Term Loan Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Construction/Term Loan Lender shall be deemed to be the amount determined by the Term Loan A Administrative Agent (based upon the information delivered to it by such Construction/Term Loan Lender) to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Construction/Term Loan had such event not occurred, at LIBOR that would have been applicable to such Construction/Term Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue a LIBO Loan, for the period that would have been the Interest Period for such Construction/Term Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Construction/Term Loan Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars of a comparable amount and period from other banks in the LIBOR market. To claim any amount under this Section 4.05, the Term Loan A Administrative Agent shall promptly deliver to the Borrower a certificate setting forth in reasonable detail any amount or amounts that the applicable Construction/Term Loan Lender is entitled to receive pursuant to this Section 4.05 (including calculations, in reasonable detail, showing how the Term Loan A Administrative Agent computed such amount or amounts), which certificate shall be based upon the information delivered to the Term Loan A Administrative Agent by such Construction/Term Loan Lender. The Borrower shall pay to the Term Loan A Administrative Agent for the benefit of the applicable Construction/Term Loan Lender the amount due and payable and set forth on any such certificate within thirty (30) days after receipt thereof.

Section 4.06 Taxes. (a) Payments Free of Taxes. Any and all payments on account of any Obligations shall be made free and clear of, and without deduction or withholding for, any Taxes, except as required by applicable Government Rule; provided that, if the Withholding Agent is required to deduct or withhold any Taxes from those payments, then (i) the applicable Withholding Agent shall make such deductions or withholdings, (ii) the applicable Withholding Agent shall pay the full amount deducted or withheld to the relevant Government Authority in accordance with applicable Government Rule and (iii) if such Tax is an Indemnified Tax, the sum payable shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 4.06) each Person entitled thereto receives an amount equal to the sum it would have received had no such deductions or withholdings been made.

(b) Payment of Other Taxes by the Borrower. In addition, but without duplication of the provisions of Section 4.06(a), the Borrower shall pay any Other Taxes to the relevant Government Authority in accordance with any applicable Government Rule.

(c) Indemnification by the Borrower. The Borrower shall indemnify each Construction/Term Loan Lender and the Term Loan A Administrative Agent, within thirty (30) days after written demand therefor, for the full amount of any Indemnified Taxes payable or paid by such Person on or with respect to any payment on account of any Obligation or required to be deducted or withheld from such payment and any Other Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.06), and any penalties, interest and reasonable expenses arising from, or with respect to, those Indemnified Taxes or Other Taxes, whether or not those Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Government Authority. To claim any amount under this Section 4.06(c), the Term Loan A Administrative Agent or Construction/Term Loan Lenders (as applicable) must deliver to the Borrower (with a copy to the Term Loan A Administrative Agent) a certificate in reasonable detail as to the amount of such payment or liability, which certificate shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Government Authority pursuant to this Section 4.06, the Borrower shall deliver to the Term Loan A Administrative Agent the original or a certified copy of a receipt issued by such Government Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Term Loan A Administrative Agent.

(e) Status of Lenders.

(i) Each Construction/Term Loan Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made hereunder shall deliver to the Borrower and the Term Loan A Administrative Agent, at the time or times reasonably requested by the Borrower or the Term Loan A Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Term Loan A Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Construction/Term Loan Lender, if reasonably requested by the Borrower or the Term Loan A Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Term Loan A Administrative Agent as will enable the Borrower or the Term Loan A Administrative Agent to determine whether or not such Construction/Term Loan Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 4.06(e)(ii)(A), (ii)(B) and (ii)(C) and Section 4.06(f) below) shall not be required if in the Construction/Term Loan Lender’s reasonable judgment such completion, execution or submission would subject such Construction/Term Loan Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Construction/Term Loan Lender.

(ii) Without limiting the generality of the foregoing:

(A) each Construction/Term Loan Lender that is a United States Person shall deliver to the Term Loan A Administrative Agent for transmission to the Borrower, on or prior to the date on which such Construction/Term Loan Lender becomes a Construction/Term Loan Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Term Loan A Administrative Agent), executed originals of IRS Form W-9 certifying that such Construction/Term Loan Lender is exempt from U.S. federal backup withholding tax;

(B) each Construction/Term Loan Lender that is not a United States Person (a “Non-U.S. Lender”) shall, to the extent it is legally entitled to do so, deliver to the Term Loan A Administrative Agent for transmission to the Borrower (but in the case of a Participant, only to the extent transmission to the Borrower is required under Section 10.04(d)), on or prior to the Closing Date (in the case of each Construction/Term Loan Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the assignment and acceptance pursuant to which it becomes a Construction/Term Loan Lender (in the case of each other Construction/Term Loan Lender) and from time to time thereafter upon the reasonable request of the Borrower or the Term Loan A Administrative Agent, whichever of the following is applicable: (i) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Financing Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Financing Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (ii) executed originals of IRS Form W-8ECI; (iii) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section

881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or (iv) to the extent a Non-U.S. Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable, provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C) Each Construction/Term Loan Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 4.06(e) hereby agrees, from time to time after the initial delivery by such Construction/Term Loan Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Construction/Term Loan Lender shall, upon reasonable request by the Borrower or the Term Loan A Administrative Agent, (i) promptly deliver to the Term Loan A Administrative Agent for transmission to the Borrower (but in the case of a Participant, only to the extent transmission to the Borrower is required under Section 10.04(d) (Assignments)) two new original copies of the applicable forms, certificates or other evidence, properly completed and duly executed by such Construction/Term Loan Lender, and such other documentation required under the Code and reasonably requested in writing by Borrower or the Term Loan A Administrative Agent to confirm or establish that such Construction/Term Loan Lender is not subject to (or is subject to reduced) deduction or withholding of United States federal income tax with respect to payments to such

Construction/Term Loan Lender under this Agreement, or (ii) notify the Term Loan A Administrative Agent and the Borrower (but in the case of a Participant, only to the extent direct communication with the Borrower is required under Section 10.04(d) (Assignments)) of its inability to deliver any such forms, certificates or other evidence. This Section 4.06(e) applies without duplication of the provisions of Section 4.06(f).

(f) FATCA. If a payment made to a Construction/Term Loan Lender under any Financing Document would be subject to U.S. federal withholding tax imposed by FATCA if such Construction/Term Loan Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Construction/Term Loan Lender shall deliver to the Term Loan A Administrative Agent at the time or times prescribed by Government Rule and at such time or times reasonably requested by the Borrower or the Term Loan A Administrative Agent such documentation prescribed by applicable Government Rule (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Term Loan A Administrative Agent as may be necessary for the Borrower and the Term Loan A Administrative Agent to comply with their obligations under FATCA and to determine that such Construction/Term Loan Lender has complied with such Construction/Term Loan Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 4.06(f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g) Refunds. If the Term Loan A Administrative Agent or any Construction/Term Loan Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 4.06, it shall pay to the Borrower an amount equal to such refund, net of all out-of-pocket expenses (including Taxes) incurred by the Term Loan A Administrative Agent or such Construction/Term Loan Lender, as the case may be, and without interest (other than interest paid by the relevant Government Authority with respect to such refund), provided that, (i) the Borrower, upon the request of the Term Loan A Administrative Agent or such Construction/Term Loan Lender (as the case may be), shall repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Government Authority) to the Term Loan A Administrative Agent or such Construction/Term Loan Lender in the event the Term Loan A Administrative Agent or such Construction/Term Loan Lender is required to repay such refund to such Government Authority, and (ii) in no event will such Term Loan A Administrative Agent or Construction/Term Loan Lender be required to pay any amount to the Borrower pursuant to this Section 4.06(g) the payment of which would place such Term Loan A

Administrative Agent or Construction/Term Loan Lender in a less favorable net after-Tax position than such Term Loan A Administrative Agent or Construction/Term Loan Lender would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require the Term Loan A Administrative Agent or any Construction/Term Loan Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.01 The Borrower makes to the Term Loan A Administrative Agent, each of the Construction/Term Loan Lenders and each other party hereto the representations and warranties set forth in Section 4 (Representations and Warranties) of the Common Terms Agreement on the dates set forth therein.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.01 Conditions to Closing Date. The occurrence of the Closing Date and the effectiveness of the Construction/Term Loan Commitments are subject to the satisfaction of each of the following conditions precedent, in each case to the satisfaction of each of the Construction/Term Loan Lenders, unless, in each case, waived by each of the Construction/Term Loan Lenders:

(a) Delivery of Financing Documents. The Term Loan A Administrative Agent shall have received true, correct and complete copies of the following documents, each of which shall have been duly authorized, executed and delivered by the parties thereto:

(i) this Agreement;

(ii) the Common Terms Agreement;

(iii) the Accounts Agreement;

(iv) the Pledge Agreement;

(v) the Borrower Security Agreement;

(vi) the Mortgage;

(vii) the Equity Support Agreements;

(viii) the Intercreditor Agreement;

(ix) the Security Agency Agreement;

(x) the Fee Letters;

(xi) the CQP Indemnity Letter;

(xii) the CQP Security Agreement;

(xiii) the Notarial Assignment; and

(xiv) the Hedge Opportunity Letter.

(b) Delivery of Material Project Documents; Consents. The Term Loan A Administrative Agent shall have received:

(i) true, correct and complete copies of each of the Material Project Documents (other than the Precedent Agreement, the Pipeline Transportation Agreement and the Additional Material Project Documents), each of which shall have been duly authorized, executed and delivered by the parties thereto; and

(ii) Consents of counterparties to the Material Project Documents listed on Schedule 6.01(b), each of which shall have been duly authorized, executed and delivered by the parties thereto.

(c) Equity Contribution. Each of the Construction/Term Loan Lenders shall have received evidence that the Borrower has received commitments for equity contributions or subordinated debt equivalent to the Equity Contribution Amount pursuant to the Equity Support Agreements.

(d) Opinions from Counsel. The Term Loan A Administrative Agent shall have received the following legal opinions, each in form and substance reasonably satisfactory to the Term Loan A Administrative Agent and each of the Construction/Term Loan Lenders (with sufficient copies thereof for each addressee):

(i) the opinion(s) of Andrews Kurth LLP, New York counsel and special Delaware counsel to each of the Loan Parties, Sabine Pass LNG and the Sponsor, including an opinion with respect to federal permitting matters;

(ii) the opinion of Ottinger Hebert L.L.C., Louisiana counsel to the Borrower;

(iii) the substantive non-consolidation opinion of counsel to the Borrower with respect to the bankruptcy-remote status of the Borrower;

(iv) the opinion of Kean Miller LLP with respect to state and local regulatory and environmental matters;

(v) the opinion of Fulbright & Jaworski L.L.P., special energy regulatory counsel to the Borrower with respect to FERC and federal regulatory and environmental matters;

(vi) the opinion of Latham & Watkins LLP, counsel to Blackstone, with respect to the Blackstone Unit Purchase Agreement and the Blackstone Guaranty;

(vii) the opinion of Simpson Thacher & Bartlett LLP, counsel to Blackstone Guarantor, with respect to the Blackstone Guaranty;

(viii) the opinion of Richards, Layton & Finger, P.A., Delaware counsel to the Sponsor, Blackstone, and the Blackstone Guarantor, with respect to certain Delaware law matters pertaining to the Equity Support Agreements; and

(ix) opinions from the Material Project Parties that are parties to the Material Project Documents described in Section 6.01(b).

(e) Government Approvals. The Term Loan A Administrative Agent shall have received satisfactory evidence that all material Government Approvals for the Development set forth on Schedule 4.6(a) to the Common Terms Agreement have been duly obtained, were validly issued, are in full force and effect, and are not the subject of any pending appeal to the issuing agency and all applicable fixed time periods for appeal to the issuing agency have expired (except as noted on Schedule 4.6(a) to the Common Terms Agreement or Government Approvals which do not have limits on appeal periods under Government Rule), are held in the name of the Borrower, and are free from conditions or requirements (i) the compliance with which could reasonably be expected to have a Material Adverse Effect or (ii) which the Borrower does not expect to be able to satisfy on or prior to the commencement of the relevant stage of Development except to the extent that a failure to so satisfy such condition or requirement could not reasonably be expected to have a Material Adverse Effect.

(f) Project Development. The Term Loan A Administrative Agent shall have received:

(i) a duly executed certificate executed by an Authorized Officer of the Borrower certifying (A) that attached to such certificate is a true, correct, and complete copy of the Construction Budget and Schedule; (B) that such budget and schedule is the best reasonable estimate of the information set forth therein as of the date of such certificate; and (C) that such budget and schedule are consistent with the requirements of the Transaction Documents;

(ii) a duly executed certificate executed by an Authorized Officer of the Borrower certifying (A) that attached to such certificate is a true, correct, and complete copy of the Base Case Forecast; (B) that the projections in the Base Case Forecast were made in good faith; and (C) that the assumptions on the basis of which such projections were made were believed by the Borrower (when made and delivered) to be reasonable and consistent with the Construction Budget and Schedule and the Transaction Documents;

(iii) a final due diligence report of the Independent Engineer favorably reviewing (A) the technical and economic feasibility of the Project and the Pipeline Improvements and the environmental compliance and environmental risks relating to the Project and the Pipeline Improvements; (B) the reasonableness and consistency of the Construction Budget and Schedule, the EPC Contract and the assumptions related to the costs and operating performance of the Project; and (C) the reasonableness of the assumptions underlying the Base Case Forecast; and

(iv) a final due diligence report of the Market Consultant.

(g) Financial Statements. The Construction/Term Loan Lenders shall have received certified copies of the most recent (i) quarterly and annual financial statements of the Borrower, which financial statements need not be audited, (ii) quarterly and annual financial statements of the Sponsor, which annual financial statements shall be audited, and (iii) to the extent available to the Borrower, quarterly and annual financial statements of the Material Project Parties, which financial statements need not be audited or certified by the Borrower.

(h) Insurance. The Term Loan A Administrative Agent shall have received a report from the Insurance Advisor confirming that the insurance policies to be provided in connection with the Insurance Program conform to the requirements specified in the Financing Documents.

(i) Real Property. The Term Loan A Administrative Agent shall have received each of the following:

(i) the Title Policy;

(ii) the Survey;

(iii) copies of the Real Property Documents evidencing the Borrower’s real property interest(s) in the Site, as well as copies of all other real property documents necessary for the development, construction and operation of the Project; and

(iv) subordination, non-disturbance, surface use and/or recognition agreements, affidavits of use and possession, estoppel certificates from counterparties and other title curative documents necessary to satisfy the requirements and conditions of the Title Company to the issuance of the Title Policy or necessary or appropriate to create and perfect a first-priority Lien on and security interest over all of the Collateral (subject only to Permitted Liens) or as may otherwise be required by the Term Loan A Administrative Agent.

(j) Bank Regulatory Requirements. Each Construction/Term Loan Lender shall have received, or had access to, at least three (3) Business Days prior to the Closing Date all documentation and other information required by bank regulatory authorities under applicable “know your customer” and Anti- Terrorism Laws.

(k) Officer’s Certificates. The Term Loan A Administrative Agent shall have received the following:

(i) a copy of the Borrower’s, the Sponsor’s, the Pledgor’s, the Operator’s and Cheniere LNG Terminals, Inc.’s certificate of incorporation, certificate of limited partnership or certificate of formation (as the case may be), together with any amendments thereto, certified by the Secretary of State of the State of Delaware as of a recent date;

(ii) a duly executed certificate of an Authorized Officer of each of the Borrower, the Sponsor, the Pledgor, the Operator and Cheniere LNG Terminals, Inc. certifying:

(A) that attached to such certificate is: (I) in the case of the Borrower, the Pledgor, and the Operator, a true, correct and complete copy of the limited liability company agreement of each such entity, as in effect on the date of such certification and (II) in the case of each of the Sponsor and Cheniere LNG Terminals, Inc., a true, correct and complete copy of the by-laws, limited partnership agreement or other organizational documents of such person, as in effect on the date of such certificate;

(B) that attached to such certificate is a true, correct and complete copy of resolutions, duly adopted by the authorized governing body of such person, authorizing the execution, delivery and performance of such of the Transaction Documents to which such person is or is intended to be party (including, in the case of the Sponsor, authorizing the Sponsor’s commitment to fund, directly or indirectly, the Equity Contribution Amount), and that such resolutions have not been modified, rescinded or amended and are in full force and effect;

(C) that the certificate of incorporation, certificate of limited partnership or certificate of formation (as the case may be) and the limited liability company agreement, the by-laws, limited partnership agreement or other organizational documents of such person (other than the Borrower’s limited liability company agreement) have not been amended since the date of the certification furnished pursuant to clause (i) above; and

(D) as to the incumbency and specimen signature of each manager, officer, or member (as applicable) of such person executing the Transaction Documents to which such person is or is intended to be a party and each other document to be delivered by such person from time to time pursuant to the terms thereof;

(iii) a duly executed certificate of an Authorized Officer of the Borrower dated as of the Closing Date, certifying that (A) the copies of each Material Project Document delivered pursuant to Section 4.17(a) (Material Project Documents; Other Documents) of the Common Terms Agreement are true, correct and complete copies of such document, (B) each such Material Project Document is in full force and effect and no term or condition of any such Material Project Document has been amended from the form thereof delivered to the Term Loan A Administrative Agent, (C) each of the conditions precedent set forth in each Material Project Document (other than the FOB Sale and Purchase Agreements) delivered pursuant to Section 4.17(a) (Material Project Documents; Other Documents) of the Common Terms Agreement that is required to be satisfied has been satisfied or waived (with the prior written consent of each of the Construction/Term Loan Lenders) by the parties thereto, and (D) no material breach, material default or material violation by the Borrower or, to the Knowledge of the Borrower, by any Material Project Party under any such Material Project Document has occurred and is continuing; and

(iv) a duly executed certificate of an Authorized Officer of the Borrower certifying that each of the representations and warranties of the Borrower contained in this Agreement and the other Financing Documents is true and correct in all respects on and as of such date.

(l) Establishment of Accounts. Each of the Accounts shall have been established as required pursuant to the Accounts Agreement.

(m) Lien Search; Perfection of Security. The Term Loan A Administrative Agent shall have received satisfactory copies or evidence, as the case may be, of the following actions in connection with the perfection of the Collateral:

(i) completed requests for information or copies of the Uniform Commercial Code search reports and tax lien, judgment and litigation search reports, dated no more than fifteen (15) Business Days before the Closing Date, for the States of Delaware, Louisiana, Texas and any other jurisdiction reasonably requested by the Term Loan A Administrative Agent that name the Loan Parties and the Sponsor as debtors, together with copies of each UCC financing statement, fixture filing or other filings listed therein, which shall evidence no Liens on the Collateral, other than Permitted Liens; and

(ii) evidence of the completion of all other actions, recordings and filings of or with respect to the Security Documents that the Term Loan A Administrative Agent may deem necessary or reasonably desirable in order to perfect the first-priority (subject to Permitted Liens) Liens created thereunder, including the delivery by Pledgor to the Common Security Trustee of the original certificates representing all Equity Interests in the Borrower (in each case together with a duly executed transfer power and irrevocable proxy in substantially the form attached to the Pledge Agreement) and the filing of UCC-l financing statements.

(n) Fees; Expenses. The Term Loan A Administrative Agent shall have received for its own account, or for the account of each Construction/Term Loan Lender entitled thereto, all Fees due and payable pursuant to Section 3.13 (Fees) of this Agreement and any other Financing Document, and all costs and expenses (including costs, fees and expenses of legal counsel and Consultants) payable hereunder or thereunder for which invoices have been presented.

(o) Authority to Conduct Business. The Term Loan A Administrative Agent shall have received satisfactory evidence, including certificates of good standing, dated no more than five (5) Business Days prior to the Closing Date, from the Secretaries of State of each relevant jurisdiction, that each of the Loan Parties, the Operator and Cheniere LNG Terminals, Inc. is duly authorized to carry on its business and is duly organized, validly existing and in good standing in its jurisdiction of organization and, with respect to the Borrower, is in good standing in Louisiana and Texas.

(p) Appointment of Process Agent, Independent Accounting Firm. The Term Loan A Administrative Agent shall have received satisfactory evidence that (i) each of the Borrower, the Pledgor, the Sponsor, the Operator and Cheniere LNG Terminals, Inc. has appointed an agent in the State of New York to receive service of process under the Financing Documents and (ii) the Borrower has appointed Ernst & Young as its accounting firm.

(q) Gas Sourcing Plan. The Construction/Term Loan Lenders shall have received the Borrower’s Gas Sourcing Plan.

(r) Limited Liability Company Agreement. The Borrower’s limited liability company agreement shall have been amended and restated to comply with the requirements of Section 6.1 (Separateness) of the Common Terms Agreement.

(s) Bankruptcy Remoteness. The Borrower shall be in compliance with its obligations in Section 6.1 (Separateness) of the Common Terms Agreement regarding bankruptcy remoteness and separateness.

(t) Base Case Forecast. The Borrower shall have delivered a Base Case Forecast in form and substance reasonably acceptable to the Construction/Term Loan Lenders that demonstrates that all Senior Debt facilities shall be capable of amortization such that through the terms of the FOB Sale and Purchase Agreements, the Projected Debt Service Coverage Ratio shall not be less than (i) 2.0x, calculated with respect to all Cash Flows and (ii) 1.75x, calculated solely with respect to Monthly Sales Charges. In calculating the Projected Debt Service Coverage Ratio, projected revenues shall be taken into account (whether calculated with respect to all Cash Flows or solely with respect to Monthly Sales Charges) solely on FOB Sale and Purchase Agreements.

(u) Sabine Pass LNG Senior Notes. The Term Loan A Administrative Agent shall have received copies of any certificates that are required to be provided to the trustee under the SPLNG Indenture with respect to any Transaction Documents to which the Borrower is a party.

(v) FERC Approval. No event has occurred that would reasonably be expected to impair the ability of Cheniere Creole Trail Pipeline, L.P. to obtain any necessary approvals of FERC with respect to the construction of the Pipeline Improvements.

(w) Lien Waivers. The Term Loan A Administrative Agent shall have received (i) (A) interim conditional Lien Waivers executed by the EPC Contractor in respect of the Work (as such term is defined in the EPC Contract) billed for under the then-current monthly invoice issued pursuant to the EPC Contract and (B) interim unconditional Lien Waivers in respect of all Work billed for under any previous invoice(s) issued pursuant thereto, and (ii) evidence that the EPC Contractor has received interim conditional Lien Waivers in respect of the current invoices and interim unconditional Lien Waivers in respect of all Work billed for under any previous invoices from all of its Major Subcontractors and Major Sub-subcontractors (each as defined in the EPC Contract), and the insertions in such interim Lien Waivers shall be satisfactory to the Term Loan A Administrative Agent, the Independent Engineer and the Title Company.

(x) Escrow Agreement. The escrow agreement shall have been executed pursuant to Section 18.4 of the EPC Contract.

Section 6.02 Conditions to Initial Advance. In addition to the conditions set forth in Section 6.04 (Conditions to Each Construction/Term Loan Borrowing), the obligation of each Construction/Term Loan Lender to make available its Initial Advance is subject to the satisfaction of each of the following conditions precedent, in each case to the satisfaction of each of the Construction/Term Loan Lenders, unless, in each case, waived by each of the Construction/Term Loan Lenders:

(a) Notice of Borrowing. The Initial Advance shall not be in excess of $100,000,000 and the Term Loan A Administrative Agent shall have received a duly executed Borrowing Notice for the initial Construction/Term Loan not in excess of $100,000,000 on or prior to (i) the third Business Day prior to the proposed Borrowing Date in the case of LIBO Loans and on or before the first Business Day prior to the proposed Borrowing Date in the case of Base Rate Loans and (ii) December 31, 2012.

(b) Equity Contribution.

(i) The Term Loan A Administrative Agent shall have received evidence that the Borrower has received on or prior to the date of the Initial Advance, by way of equity contribution or subordinated debt (as permitted by the Financing Documents), $890,000,000 (less the Closing Date Fee Amount (as defined in the Accounts Agreement) and amounts previously contributed as equity to the Borrower from and after January 1, 2012 and prior to the date of the Initial Advance that are applied to the payment of Project Costs in accordance with the Construction Budget and Schedule as certified by the Independent Engineer (which certificate shall certify that the Independent Engineer has received from the Borrower a detailed breakdown of the Project Costs paid with such equity, as well as copies of each invoice with respect thereto that (1) is for more than $50,000 and (2) relates to Project Costs incurred at least 30 days prior to the Initial Advance (and any other invoices necessary so that the Independent Engineer shall have received invoices with respect to such Project Costs representing at least ninety-five percent (95%) of such costs))) and such amount shall have been deposited in the Equity Proceeds Account pursuant to Section 5.01(a)(i) (Equity Proceeds Account; Term Loan A Initial Advance Account) of the Accounts Agreement or the Fee Payment Account pursuant to Section 5.11 (Fee Payment Account) of the Accounts Agreement; and

(ii) If any portion of the Equity Contribution Amount has been funded by issuance of subordinated Indebtedness by the Sponsor (or any Affiliate thereof), the Term Loan A Administrative Agent shall have received a copy of the instruments evidencing such indebtedness and evidence that such indebtedness has been assigned to, and is held by, the Common Security Trustee.

(c) Adequacy of Funds. The Term Loan A Administrative Agent shall have received evidence that the Equity Contribution Amount, the Aggregate Construction/Term Loan Commitment, and the revenues that qualify as “Funded Equity” under clause (c) of such definition as contemplated by the Base Case Forecast, will be sufficient to achieve the Project Completion Date by the Date Certain.

(d) FERC Denial of Rehearing. FERC shall have issued orders denying: (i) any request for rehearing of, and any request for a stay of, the Order Granting Section 3 Authorization issued by FERC, 139 FERC ¶ 61,039 (2012), and (ii) any request for rehearing of, and any request for a stay of, FERC’s May 10, 2012 Order authorizing the Borrower to commence site preparation work.

(e) Interest Rate Protection Agreements. The Term Loan A Administrative Agent shall have received true, correct and complete copies of each Interest Rate Protection Agreement required to be entered into pursuant to Section 6.11 (Interest Rate Protection Agreements) of the Common Terms Agreement, each of which shall have been duly authorized, executed and delivered by the parties thereto.

(f) FOB Sale and Purchase Agreements. The FOB Sale and Purchase Agreements shall be in full force and effect, and all conditions precedent thereunder shall have been satisfied by the CP Deadline (as defined in the applicable FOB Sale and Purchase Agreement).

(g) Finding of No Significant Impact. The Department of Energy/Office of Fossil Energy shall have issued the Finding of No Significant Impact as required by the Opinion and Order Conditionally Granting Long Term Authorization to Export Liquefied Natural Gas from Sabine Pass LNG Terminal to Non-Free Trade Agreement Nations, Department of Energy/Office of Fossil Energy Order No. 2961 (Issued May 20, 2011).

(h) Construction/Term Loan Notes. The Term Loan A Administrative Agent shall have received true, correct and complete copies of the Construction/Term Loan Notes requested by Construction/Term Loan Lenders pursuant to Section 2.03(h) (Borrowing of Loans), each of which shall have been duly authorized, executed and delivered by the Borrower, and the legal opinion from Andrews Kurth LLP, New York counsel and special Delaware counsel to the Borrower with respect to the Construction/Term Loan Notes, addressing only those matters addressed in the opinions delivered pursuant to Section 6.01(d)(i) that relate to the Financing Documents.

(i) Precedent Agreement. The Term Loan A Administrative Agent shall have received:

(i) a true, correct and complete copy of the Precedent Agreement, which shall have been duly authorized, executed and delivered by the parties thereto; and

(ii) a Consent of the counterparties to the Precedent Agreement, which shall have been duly authorized, executed and delivered by such parties thereto; and

(iii) opinions from counsel of the Borrower with respect to the Precedent Agreement, such opinion to address only those matters addressed in the opinions delivered pursuant to Section 6.01(d) (other than clause (ix) thereof) that related to Material Project Documents.

Section 6.03 Conditions to Second Advance. In addition to the conditions set forth in Section 6.04 (Conditions to Each Construction/Term Loan Borrowing), the obligation of each Construction/Term Loan Lender to make available its second Advance is subject to the satisfaction of each of the following conditions precedent, (A) in the case of the conditions set forth in Sections 6.03(a), (f) and (g), in each case, to the satisfaction of each of the Construction/Term Loan Lenders unless, in each case, waived by each of the Construction/Term Loan Lenders, and (B) in the case of each other condition, in each case, to the satisfaction of the Required Banks unless, in each case, waived by the Required Banks:

(a) Equity Contribution.

(i) The Term Loan A Administrative Agent shall have received evidence that the Borrower has received, by way of equity contribution or subordinated debt (as permitted by the Financing Documents), funds equivalent to the Equity Contribution Amount and that such amounts, less $100,000,000, have been or will be on such date disbursed to pay Project Costs in accordance with the Construction Budget and Schedule; and

(ii) If any portion of the Equity Contribution Amount has been funded by issuance of subordinated Indebtedness by the Sponsor (or any Affiliate thereof), the Term Loan A Administrative Agent shall have received a copy of the instruments evidencing such indebtedness and such indebtedness has been assigned to, and is held by, the Common Security Trustee.

(b) Adequacy of Funds. The Term Loan A Administrative Agent shall have received evidence that the Equity Contribution Amount received by the Borrower have been fully used, less $100,000,000, and applied and that such amounts, together with the proceeds of the Initial Advance, all the Construction/Term Loan Commitments and the revenues that qualify as “Funded Equity” under clause (c) of such definition as contemplated by the Base Case Forecast, and any other funds reasonably expected to be available to the Borrower on terms and conditions that are reasonably acceptable to the Common Security Trustee, will be sufficient to achieve the Project Completion Date by the Date Certain.

(c) Consultant Reports. The Term Loan A Administrative Agent shall have received satisfactory bring downs of the consultant reports delivered pursuant to Section 6.01(f)(iii) and Section 6.01(h).

(d) FERC Approval. No event has occurred since the Closing that would reasonably be expected to impair the ability of Cheniere Creole Trail Pipeline, L.P. to obtain any necessary approvals of FERC with respect to the construction of the Pipeline Improvements.

(e) Creole Trail Funding. The Term Loan A Administrative Agent shall have received evidence that Cheniere Creole Trail Pipeline, L.P. has received equity or debt commitments sufficient to fund all modifications necessary to provide sufficient gas supply to the Borrower as confirmed by the Independent Engineer.

(f) Sabine Pass LNG 2013 Maturity. The Term Loan A Administrative Agent shall have received satisfactory evidence that Sabine Pass LNG’s 2013 debt maturity has been (i) repaid in full, (ii) cash collateralized in a single purpose escrow account, or (iii) refinanced with a maturity no earlier than November 2016.

(g) Cheniere Energy Inc. 2012 Maturity. The Term Loan A Administrative Agent shall have received satisfactory evidence that Cheniere Energy Inc.’s convertible senior unsecured notes August 2012 debt maturity has been (i) repaid in full, (ii) cash collateralized in a single purpose escrow account, or (iii) refinanced.

(h) Real Property. The Term Loan A Administrative Agent shall have received a Disbursement Endorsement and such updates to the Survey as the Term Loan A Administrative Agent and the Construction/Term Loan Lenders shall reasonably require.

(i) Lien Waivers. The Term Loan A Administrative Agent shall have received (i) (A) interim conditional Lien Waivers executed by the EPC Contractor in respect of the Work (as such term is defined in the EPC Contract) billed for under the then-current monthly invoice issued pursuant to the EPC Contract and (B) interim unconditional Lien Waivers in respect of all Work billed for under the previous invoice(s) issued pursuant thereto, and (ii) evidence that the EPC Contractor has received interim conditional Lien Waivers in respect of the current invoices and interim unconditional Lien Waivers in respect of all Work billed for under the previous invoices from all of its Major Subcontractors and Major Sub-subcontractors (each as defined in the EPC Contract), and the insertions in such interim Lien Waivers shall be satisfactory to the Term Loan A Administrative Agent, the Independent Engineer and the Title Company.

(j) Opinions of Counsel. The Term Loan A Administrative Agent shall have received opinions from counsel of the Borrower with respect to all Additional Material Project Documents executed and delivered after the Closing Date and prior to the second Advance, such opinions to address only those matters addressed in the opinions delivered pursuant to Section 6.01(d) (other than clause (ix) thereof) that related to Material Project Documents.

(k) Lien Searches. The Term Loan A Administrative Agent shall have received bring downs of the lien searches delivered pursuant to Section 6.01(m)(i).

Section 6.04 Conditions to Each Construction/Term Loan Borrowing. The obligation of each Construction/Term Loan Lender to make any of its Construction/Term Loans is subject to the satisfaction of each of the following conditions precedent (other than, in the case of the Initial Advance, Sections 6.04(a) and (b)), (A) with respect to the Initial Advance, in each case, to the satisfaction of each of the Construction/Term Loan Lenders unless, in each case, waived by each of the Construction/Term Loan Lenders, (B) in the case of the second Advance, with respect to the condition precedent in Section 6.04(e), to the satisfaction of each of the Construction/Term Loan Lenders unless waived by each of the Construction/Term Loan Lenders, (C) in the case of the second Advance, with respect to the condition precedent in Section 6.04(d) with respect to the bringdown of the representation and warranty in Section 4.24 (Material Adverse Effect) of the Common Terms Agreement, to the satisfaction of the Supermajority Banks unless waived by the Supermajority Banks, (D) in the case of the second Advance, with respect to the condition precedent in Section 6.04(d) with respect to the bringdown of the representation and warranty in Section 4.6 (Government Approvals; Government Rules) of the Common Terms Agreement, to the satisfaction of the Special Supermajority Banks unless waived by the Special Supermajority Banks, (E) in the case of each other condition with respect to the second Advance and thereafter, in each case, to the satisfaction of the Required Banks unless, in each case, waived by the Required Banks and (F) with respect to all Advances made after the second Advance, to the satisfaction of the Required Banks unless, in each case, waived by the Required Banks:

(a) Notice of Borrowing. The Term Loan A Administrative Agent shall have received a duly executed Borrowing Notice, as required by and in accordance with Section 2.02 (Notice of Borrowings), which shall:

(i) be for an amount that does not exceed (A) the sum of (1) Project Costs reasonably expected to be due or incurred within the next 60 days succeeding the date of the proposed Advance and (2) the cost of natural gas required for the commissioning of the Project to be acquired within the next 60 days, minus (B) the amount estimated to be on deposit in the Construction Account on the date of such Advance; provided that, with respect to the Advance on the Project Completion Date, such amount may be the entire remaining amount of all the Construction/Term Loan Commitments, which amount shall be deposited into the Construction Account for application in accordance with Section 5.02(e) (Construction Account) of the Accounts Agreement;

(ii) include a certification from the Independent Engineer that (A) the Independent Engineer has received from the Borrower a detailed breakdown of the Project Costs to be funded pursuant to such Construction/Term Loan Borrowing, as well as copies of each invoice with respect to each prior Construction/Term Loan Borrowing that (1) is for more that $50,000 and (2) relates to Project Costs incurred at least 30 days prior to such Construction/Term Loan Borrowing (and any other invoices necessary so that the Independent Engineer shall have received invoices with respect to each prior Construction/Term Loan Borrowing representing at least ninety-five percent (95%) of the applicable Project Costs incurred prior to such 30 days), (B) the amount of the Construction/Term Loan Borrowing being requested (other than any amount described in the proviso in Section 6.04(a)(i) above) (x) is supported by such information provided by the Borrower to the Independent Engineer, which information shall be certified as true, correct and complete by the Borrower or (y) with respect to any evidence that constitutes estimated information, is based on reasonable good faith projections reasonably satisfactory to the Independent Engineer, and (C) the Independent Engineer has reviewed and substantiated the Construction Reports and construction status reports required to be delivered pursuant to Section 8.5 (Construction Reports) of the Common Terms Agreement covering the period since the preceding Construction/Term Loan Borrowing (or, in the case of the Initial Advance, since the date of commencement of construction of the Project);

(iii) attach a list of all Change Orders for more than $10,000,000 not theretofore submitted to the Term Loan A Administrative Agent, together with (i) a statement by the Borrower that copies of the same have been submitted to the Independent Engineer prior to the date of the applicable Borrowing Notice and (ii) confirmation that each such Change Order was entered into in compliance with Section 7.13(a)(i) (EPC and Construction Contracts) of the Common Terms Agreement;

(iv) include evidence (which shall include a list of the Lien Waivers delivered pursuant to Section 6.04(j) below and a detailed receipt for payment itemized by line item in the Construction Budget and Schedule) reasonably satisfactory to the Independent Engineer that the full amount of the proceeds of the then last preceding Construction/Term Loan Borrowing has been either (i) paid out by the Borrower or each Construction Contractor to the Persons with respect to whom such Construction/Term Loan Borrowing proceeds were disbursed and otherwise in accordance with this Agreement or (ii) retained in the Construction Account; and

(v) include a certification of an Authorized Officer of the Borrower that the Borrower has no reason to believe that the Project Completion Date will not occur on or prior to the Date Certain.

(b) Independent Engineer Report. The Term Loan A Administrative Agent shall have received a certificate of the Independent Engineer certifying (i) that the construction of the Project is proceeding substantially in accordance with the construction schedule set out in the Construction Budget and Schedule or, if not so proceeding, any delays will not cause (x) the Project to miss the Guaranteed Substantial Completion Dates for any train of the Project, (y) the date specified for Ready for Start Up in Attachment E to the EPC Contract for any train of the Project to occur less than four (4) months prior to the Guaranteed Substantial Completion Date for such train or (z) the Project to otherwise fail to achieve (A) the Train 1 DFCD under and as defined in the BG FOB Sale and Purchase Agreement on or before the BG DFCD Deadline or (B) the Date of First Commercial Delivery under and as defined in the GN FOB Sale and Purchase Agreement on or before the GN DFCD Deadline, (ii) as to the current utilization of previous borrowings and (iii) as to the existence of sufficient funds needed to achieve (x) Substantial Completion by each of the applicable Guaranteed Substantial Completion Dates under the EPC Contract for each of the trains of the Project and (y) the Specified Completion Conditions by the Date Certain.

(c) Borrower Certificate. The Term Loan A Administrative Agent shall have received a duly executed certificate of an Authorized Officer of the Borrower certifying that: (i) each of the representations and warranties of the Borrower in this Agreement and the other Financing Documents is true and correct in all material respects (except in the case of the Closing Date in which case such representations and warranties shall be true and correct in all respects) except for (A) those representations and warranties that are qualified by materiality, which shall be true and correct in all respects, on and as of the date of such Construction/Term Loan Borrowing as if made on and as of such date (or, if stated to have been made solely as of an earlier date, as of such earlier date) and (B) the representations and warranties that, pursuant to Section 4.1(b) (General) of the Common Terms Agreement, are not deemed repeated; (ii) no Default or Event of Default has occurred and is continuing on such date or will result from the consummation of the transactions contemplated by the Transaction Documents; and (iii) the Collateral is subject to the perfected first priority Lien (subject only to Permitted Liens) and security interest established pursuant to the Security Documents.

(d) Representations and Warranties. Each of the representations and warranties of the Borrower in this Agreement and the other Financing Documents is true and correct in all material respects (except in the case of the Closing Date in which case such representations and warranties shall be true and correct in all respects), except for (A) those representations and warranties that are qualified by materiality, which shall be true and correct in all respects, on and as of the date of such Construction/Term Loan Borrowing as if made on and as of such date (or, if stated to have been made solely as of an earlier date, as of such earlier date) and (B) the representations and warranties that, pursuant to Section 4.1(b) (General) of the Common Terms Agreement, are not deemed repeated.

(e) Absence of Default. No Default or Event of Default has occurred and is continuing on such date or will result from the consummation of the transactions contemplated by the Transaction Documents.

(f) Collateral. The Collateral is subject to the perfected first priority Lien (subject only to Permitted Liens) established pursuant to the Security Documents.

(g) Gas Sourcing Plan. (i) The Gas Sourcing Plan has not been materially amended, and (ii) all then relevant milestones described therein that were scheduled to be achieved prior to the date of such Construction/Term Loan Borrowing have been achieved.

(h) Government Approvals. The Term Loan A Administrative Agent shall have received evidence that all material Government Approvals for the Development set forth on Schedule 4.6(b) to the Common Terms Agreement that are required as of the current stage of Development have been duly obtained, were validly issued, are in full force and effect, and are not the subject of any pending appeal to the issuing agency and all applicable fixed time periods for appeal to the issuing agency have expired (except as noted on Schedule 4.6(b) to the Common Terms Agreement or Government Approvals which do not have limits on appeal periods under Government Rule), are held in the name of the Borrower or such third party indicated on Schedule 4.6(b) as allowed pursuant to Government Rule, and are free from conditions or requirements (i) the compliance with which could reasonably be expected to have a Material Adverse Effect or (ii) which the Borrower does not expect to be able to satisfy on or prior to the commencement of the relevant stage of Development except to the extent that a failure to so satisfy such condition or requirement could not reasonably be expected to have a Material Adverse Effect.

(i) Real Property. The Term Loan A Administrative Agent shall have received a Disbursement Endorsement and such updates to the Survey as the Term Loan A Administrative Agent and the Construction/Term Loan Lenders shall reasonably require.

(j) Lien Waivers. The Term Loan A Administrative Agent shall have received (i) (A) interim conditional Lien Waivers executed by the EPC Contractor in respect of the Work (as such term is defined in the EPC Contract) billed for under the then-current monthly invoice issued pursuant to the EPC Contract and (B) interim unconditional Lien Waivers in respect of all Work billed for under the previous invoice(s) issued pursuant thereto, and (ii) evidence that the EPC Contractor has received interim conditional Lien Waivers in respect of the current invoices and interim unconditional Lien Waivers in respect of all Work billed for under the previous invoices from all of its Major Subcontractors and Major Sub-subcontractors (each as defined in the EPC Contract), and the insertions in such interim Lien Waivers shall be satisfactory to the Term Loan A Administrative Agent, the Independent Engineer and the Title Company.

(k) No Change in Law. The Term Loan A Administrative Agent shall have received a certificate from the Borrower that either (A) the EPC Contractor is not entitled to a Change Order for any Change in Law (as such term is defined in the EPC Contract) as contemplated under Section 6.2.A.1 of the EPC Contract, or (B) if the EPC Contractor is entitled to such a Change Order, the condition set forth in Section 6.04(b) continues to be satisfied taking into account the increase in the Contract Price (as such term is defined in the EPC Contract).

Section 6.05 Conditions to Project Completion Date. The occurrence of the Project Completion Date is subject to the satisfaction of each of the following conditions precedent, in each case to the satisfaction of the Required Banks unless, in each case, waived by the Required Banks:

(a) Notice of Project Completion. The Term Loan A Administrative Agent shall have received a duly executed and completed Notice of Project Completion from the Borrower.

(b) Borrower Certificate. The Term Loan A Administrative Agent shall have received a certificate of an Authorized Officer of the Borrower certifying that: (i) each of the representations and warranties of the Borrower given in this Agreement and the other Financing Documents is true and correct in all material respects, except for (A) those representations and warranties that are qualified by materiality, which shall be true and correct in all respects, on and as of the Project Completion Date as if made on and as of such date (or, if stated to have been made solely as of an earlier date, as of such earlier date) and (B) the representations and warranties that, pursuant to Section 4.1(b) (General) of the Common Terms Agreement, are not deemed repeated; (ii) no Default or Event of Default has occurred and is continuing on such date or will result from the consummation of the transactions contemplated by the Transaction Documents; and (iii) the Collateral is subject to the perfected first priority Lien (subject only to Permitted Liens) and security interest established pursuant to the Security Documents.

(c) Independent Engineer Certificate. The Term Loan A Administrative Agent shall have received a certificate of the Independent Engineer confirming (i) that Ready for Start Up and Substantial Completion with respect to both trains of the Project have occurred and the Lenders’ Reliability Test has been passed in accordance with the Lenders’ Reliability Test Criteria set forth in Schedule 6.05(c) and (ii) the Borrower’s calculation of the Permitted Completion Amount.

(d) Date of First Commercial Delivery. The Term Loan A Administrative Agent shall have received a duly executed certificate of the Borrower certifying that each of the “Date of First Commercial Delivery” under the GN FOB Sale and Purchase Agreement and the “Train 1 DFCD” under the BG FOB Sale and Purchase Agreement has timely occurred and no material default then exists under either of the FOB Sale and Purchase Agreements.

(e) Permitted Completion Amount. If Final Completion has not yet occurred, the Common Security Trustee shall have received evidence that the Permitted Completion Amount is on deposit in the Construction Account after giving effect to the deposits and transfers set forth in Section 5.02(e) (Construction Account) of the Accounts Agreement.

(f) Title Policy. The Term Loan A Administrative Agent shall have received a final Disbursement Endorsement and such additional endorsements and affirmative assurances as the Term Loan A Administrative Agent and the Construction/Term Loan Lenders shall reasonably request as to Substantial Completion and which are reasonably obtainable from title insurers in regards to commercial property located in the State of Louisiana.

(g) Insurance. The Term Loan A Administrative Agent shall have received a certificate of the Insurance Advisor confirming that all insurance premium payments due and payable as of the Project Completion Date have been paid and that the insurance complies with the requirements of the Common Terms Agreement, and copies of all policies evidencing such insurance (or a binder, commitment or certificates signed by the insurer or a broker authorized to bind the insurer).

(h) Pipeline Improvements. The Pipeline Improvements (other than immaterial Pipeline items) have been completed and the Pipeline Transportation Agreement and the related Consent have been executed.

(i) Representations and Warranties. Each of the representations and warranties of the Borrower in this Agreement and the other Financing Documents is true and correct in all material respects, except for (A) those representations and warranties that are qualified by materiality, which shall be true and correct in all respects, on and as of the Project Completion Date as if made on and as of such date (or, if stated to have been made solely as of an earlier date, as of such earlier date) and (B) the representations and warranties that, pursuant to Section 4.1(b) (General) of the Common Terms Agreement, are not deemed repeated.

(j) Absence of Default. No Default or Event of Default has occurred and is continuing on such date or will result from the consummation of the transactions contemplated by the Transaction Documents, including the occurrence of the Project Completion Date.

(k) Collateral. The Collateral is subject to the perfected first priority Lien (subject only to Permitted Liens) established pursuant to the Security Documents.

(l) Gas Sourcing Plan. (i) The Gas Sourcing Plan has not been materially amended, and (ii) all milestones described therein that were scheduled to be achieved prior to the Project Completion Date have been achieved.

(m) Government Approvals. The Term Loan A Administrative Agent shall have received evidence that all material Government Approvals for the Development set forth on Schedule 4.6(b) to the Common Terms Agreement have been duly obtained, were validly issued, are in full force and effect, and are not the subject of any pending appeal to the issuing agency and all applicable fixed time periods for appeal to the issuing agency have expired (except as noted on Schedule 4.6(b) to the Common Terms Agreement or Government Approvals which do not have limits on appeal periods under Government Rule), are held in the name of the Borrower or such third party indicated on Schedule 4.6(b) as allowed pursuant to Government Rule, and are free from conditions or requirements (i) the compliance with which could reasonably be expected to have a

Material Adverse Effect or (ii) which the Borrower does not expect to be able to satisfy on or prior to the commencement of the relevant stage of Development except to the extent that a failure to so satisfy such condition or requirement could not reasonably be expected to have a Material Adverse Effect.

(n) Opinions of Counsel. The Term Loan A Administrative Agent shall have received opinions from the Borrower’s counsel with respect to the Pipeline Transportation Agreement and all Additional Material Project Documents that were not covered by the opinions delivered pursuant to Section 6.03(j), such opinions to address only those matters addressed in the opinions delivered pursuant to Section 6.01(d) (other than clause (ix) thereof) that related to Material Project Documents, and opinions with respect to customary permitting and regulatory matters.

(o) Operating Budget. The initial Operating Budget shall have been approved by the Common Security Trustee.

(p) Project Placed in Service. The Term Loan A Administrative Agent shall have received evidence that the Borrower has received from FERC a notice, order or other written communication authorizing it to place the Project in service, and the Project shall have been placed in service.

(q) Construction Contract Liquidated Damages. All Delay Liquidated Damages and Performance Liquidated Damages due and payable as of the Project Completion Date under the EPC Contract (excluding any damages that are the subject of a dispute) shall have been deposited into the appropriate Account(s) and applied as set forth in the Accounts Agreement.

(r) Lien Waivers. The Term Loan A Administrative Agent shall have received (i) (A) interim conditional Lien Waivers executed by the EPC Contractor in respect of the Work (as such term is defined in the EPC Contract) billed for under the then-current monthly invoice issued pursuant to the EPC Contract and (B) interim unconditional Lien Waivers in respect of all Work billed for under the previous invoice(s) issued pursuant thereto, and (ii) evidence that the EPC Contractor has received interim conditional Lien Waivers in respect of the current invoices and interim unconditional Lien Waivers in respect of all Work billed for under the previous invoices from all of its Major Subcontractors and Major Sub-subcontractors (each as defined in the EPC Contract), and the insertions in such interim Lien Waivers shall be satisfactory to the Term Loan A Administrative Agent, the Independent Engineer and the Title Company.

(s) Sabine Pass TUA. The Term Loan A Administrative Agent shall have received evidence that the requirements under Section 7.1(b) of the Sabine Pass TUA have been met.

ARTICLE VII

COVENANTS

Section 7.01 Covenants. The Borrower agrees with each Construction/Term Loan Lender, the Term Loan A Administrative Agent and each other party hereto that it will perform or observe (as applicable) the obligations set forth in Section 6 (Affirmative Covenants), Section 7 (Negative Covenants) and Section 8 (Reporting Requirements) of the Common Terms Agreement in accordance with the terms thereof.

ARTICLE VIII

DEFAULT AND ENFORCEMENT

Section 8.01 Events of Default. The Events of Default set forth in Section 9 (Events of Default for Secured Debt) of the Common Terms Agreement shall constitute Events of Default under this Agreement, subject to all of the provisions of such Sections in the Common Terms Agreement.

Section 8.02 Acceleration Upon Bankruptcy. If any Event of Default described in Section 9.7 (Bankruptcy; Insolvency) of the Common Terms Agreement occurs with respect to the Borrower, all outstanding Construction/Term Loan Commitments, if any, shall automatically terminate and the outstanding principal amount of the outstanding Construction/Term Loans and all other Obligations shall automatically be and become immediately due and payable, in each case without notice, demand or further act of the Term Loan A Administrative Agent, the Construction/Term Loan Lenders, the Common Security Trustee or any other Credit Agreement Secured Party.

Section 8.03 Acceleration Upon Other Event of Default. (a) If any Event of Default occurs for any reason (except the occurrence of any Event of Default described in Section 9.7 (Bankruptcy; Insolvency) of the Common Terms Agreement with respect to the Borrower, for which provision is made in Section 8.02 (Acceleration Upon Bankruptcy)), whether voluntary or involuntary, and is continuing (after giving effect to any cure of the applicable Event of Default), the Term Loan A Administrative Agent may, or upon the direction of the Required Banks shall, by written notice to the Borrower declare all or any portion of the outstanding principal amount of the Construction/Term

Loans and other Obligations to be due and payable or all the Construction/Term Loan Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Construction/Term Loans and other Obligations that have been declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, as the case may be, and such outstanding Construction/Term Loan Commitments shall terminate.

(b) Any declaration made pursuant to this Section 8.03 may, should the Required Banks in their sole and absolute discretion so elect, be rescinded by written notice to the Borrower at any time after the principal of the Construction/Term Loans has become due and payable, but before any judgment or decree for the payment of the monies so due, or any part thereof, has been entered; provided that, no such rescission or annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereon.

Section 8.04 Action Upon Event of Default. Subject to the terms of the Intercreditor Agreement, if any Event of Default occurs for any reason, whether voluntary or involuntary, and is continuing (after giving effect to any cure of the applicable Event of Default), the Term Loan A Administrative Agent may, or upon the direction of the Required Banks shall, by written notice to the Borrower of its intention to exercise any remedies hereunder, under the other Financing Documents or at law or in equity, and without further notice of default, presentment or demand for payment, protest or notice of non-payment or dishonor, or other notices or demands of any kind, all such notices and demands being waived by the Borrower, exercise any or all of the following rights and remedies, in any combination or order that the Term Loan A Administrative Agent or the Required Banks may elect, in addition to such other rights or remedies as the Term Loan A Administrative Agent and the Construction/Term Loan Lenders may have hereunder, under the other Financing Documents or at law or in equity:

(a) Without any obligation to do so, make disbursements or Construction/Term Loans under each Tranche in the order provided in Section 2.01 (Construction/Term Loans) to or on behalf of the Borrower to cure any Event of Default hereunder and to cure any default and render any performance under any Material Project Documents (or any other contract to which the Borrower is a party) as the Required Banks in their sole discretion may consider necessary or appropriate, whether to preserve and protect the Collateral or the Construction/Term Loan Lenders’ interests therein or for any other reason, and all sums so expended, together with interest on such total amount at the Default Rate, shall be repaid by the Borrower to the Term Loan A Administrative Agent on demand and shall be secured by the Financing Documents, notwithstanding that such expenditures may, together with amounts advanced under this Agreement, exceed the amount of the Construction/Term Loan Commitments;

(b) Apply or execute upon any amounts on deposit in any Account or any other monies of the Borrower on deposit with the Term Loan A Administrative Agent, any Construction/Term Loan Lender or the Accounts Bank in the manner provided in the UCC and other relevant statutes and decisions and interpretations thereunder with respect to cash collateral;

(c) Enter into possession of the Project and perform or cause to be performed any and all work and labor necessary to complete construction of the Project substantially according to the EPC Contract or to operate and maintain such Project, and all sums expended by the Term Loan A Administrative Agent in so doing, together with interest on such total amount at the Default Rate, shall be repaid by the Borrower to the Term Loan A Administrative Agent upon demand and shall be secured by the Financing Documents, notwithstanding that such expenditures may, together with amounts advanced under this Agreement, exceed the Construction/Term Loan Commitments.

Section 8.05 Application of Proceeds. Subject to the terms of the Intercreditor Agreement, any moneys received by the Term Loan A Administrative Agent from the Common Security Trustee after the occurrence and during the continuance of an Event of Default shall be applied in full or in part by the Term Loan A Administrative Agent against the Obligations in the following order of priority (but without prejudice to the right of the Construction/Term Loan Lenders, subject to the terms of the Intercreditor Agreement, to recover any shortfall from the Borrower):

(a) first, to payment of that portion of the Obligations constituting fees, costs, expenses (and interest owing thereon (if any)) and any other amounts (including fees, costs and expenses of counsel) payable to the Term Loan A Administrative Agent, the Common Security Trustee, the Accounts Bank, or the Intercreditor Agent in their respective capacities as such;

(b) second, to payment of that portion of the Obligations constituting fees, costs, expenses (and interest owing thereon (if any)) and any other amounts (including fees, costs and expenses of counsel and amounts payable under ARTICLE IV (LIBOR And Tax Provisions)) payable to the Construction/Term Loan Lenders ratably in proportion to the amounts described in this clause second payable to them, as certified by the Term Loan A Administrative Agent;

(c) third, to payment of that portion of the Obligations constituting accrued and unpaid interest (including default interest) with respect to the Construction/Term Loans, payable to the Construction/Term Loan Lenders ratably in proportion to the respective amounts described in this clause third payable to them, as certified by the Term Loan A Administrative Agent;

(d) fourth, to that principal amount of the Construction/Term Loans payable to the Construction/Term Loan Lenders (in inverse order of maturity), ratably among the Construction/Term Loan Lenders in proportion to the respective amounts described in this clause fourth held by them, as certified by the Term Loan A Administrative Agent; and

(e) fifth, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by applicable Government Rule.

ARTICLE IX

THE TERM LOAN A ADMINISTRATIVE AGENT

Section 9.01 Appointment and Authority.

(a) Each of the Construction/Term Loan Lenders hereby appoints, designates and authorizes Société Générale as its Term Loan A Administrative Agent under and for purposes of each Financing Document to which the Term Loan A Administrative Agent is a party, and in its capacity as the Term Loan A Administrative Agent, to act on its behalf as Secured Debt Holder Group Representative and the Designated Voting Party for the Construction/Term Loan Lenders. Société Générale hereby accepts this appointment and agrees to act as the Term Loan A Administrative Agent for the Construction/Term Loan Lenders in accordance with the terms of this Agreement. Each of the Construction/Term Loan Lenders appoints and authorizes the Term Loan A Administrative Agent to act on behalf of such Construction/Term Loan Lender under each Financing Document to which it is a party and in the absence of other written instructions from the Required Banks received from time to time by the Term Loan A Administrative Agent (with respect to which the Term Loan A Administrative Agent agrees that it will comply, except as otherwise provided in this Section 9.01 or as otherwise advised by counsel, and subject in all cases to the terms of the Intercreditor Agreement), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Term Loan A Administrative Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in any Financing Document, the Term Loan A Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Term Loan A Administrative Agent have or be deemed to have any fiduciary relationship with any Construction/Term Loan Lender or other Credit Agreement Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into any Financing Document or otherwise exist against the Term Loan A Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Term Loan A Administrative

Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Government Rule. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) The provisions of this ARTICLE IX are solely for the benefit of the Term Loan A Administrative Agent and the Construction/Term Loan Lenders, and neither the Borrower nor any other Person shall have rights as a third party beneficiary of any of such provisions other than the Borrower’s rights under Section 9.07(a) and (b) (Resignation or Removal of Term Loan A Administrative Agent).

Section 9.02 Rights as a Lender or Term Loan A Credit Agreement Interest Rate Protection Provider. Each Person serving as the Term Loan A Administrative Agent hereunder or under any other Financing Document shall have the same rights and powers in its capacity as a Construction/Term Loan Lender or Term Loan A Credit Agreement Interest Rate Protection Provider, as the case may be, as any other Construction/Term Loan Lender or Term Loan A Credit Agreement Interest Rate Protection Provider, as the case may be, and may exercise the same as though it were not the Term Loan A Administrative Agent. Each such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or Affiliates of the Borrower as if such Person were not the Term Loan A Administrative Agent hereunder and without any duty to account therefor to the Construction/Term Loan Lenders or any Term Loan A Credit Agreement Interest Rate Protection Provider.

Section 9.03 Exculpatory Provisions. (a) The Term Loan A Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Financing Documents. Without limiting the generality of the foregoing, the Term Loan A Administrative Agent shall not:

(i) be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii) have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Financing Documents that the Term Loan A Administrative Agent is required to exercise as directed in writing by the Required Banks (or such other number or percentage of the Construction/Term Loan Lenders as shall be expressly provided for herein or in the other Financing Documents); provided that the Term Loan A Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Term Loan A Administrative Agent to liability or that is contrary to any Financing Document or applicable Government Rule; or

(iii) except as expressly set forth herein and in the other Financing Documents, have any duty to disclose, nor shall the Term Loan A Administrative Agent be liable for any failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Term Loan A Administrative Agent or any of its Affiliates in any capacity.

(b) The Term Loan A Administrative Agent shall not be liable for any action taken or not taken by it (i) with the prior written consent or at the request of the Required Banks (or such other number or percentage of the Construction/Term Loan Lenders as may be necessary, or as the Term Loan A Administrative Agent may believe in good faith to be necessary, under the circumstances as provided in Section 10.01 (Amendments, Etc.)) or (ii) in the absence of its own gross negligence or willful misconduct. The Term Loan A Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to the Term Loan A Administrative Agent in writing by the Borrower or a Construction/Term Loan Lender.

(c) The Term Loan A Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Financing Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence or continuance of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Financing Document or any other agreement, instrument or document, or the perfection or priority of any Lien or security interest created or purported to be created by any Security Document, or (v) the satisfaction of any condition set forth in ARTICLE VI (Conditions Precedent) or elsewhere herein, other than to confirm receipt of any items expressly required to be delivered to the Term Loan A Administrative Agent.

Section 9.04 Reliance by Term Loan A Administrative Agent. The Term Loan A Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Term Loan A Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Construction/Term Loan that by its terms must be fulfilled to the satisfaction of any Construction/Term Loan Lender, the Term Loan A Administrative Agent may presume that such condition is satisfactory to such Construction/Term Loan Lender unless the Term Loan A Administrative Agent has received notice to the contrary from such Construction/Term Loan Lender prior to the making of such Construction/Term Loan. The Term Loan A Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.05 Delegation of Duties. The Term Loan A Administrative Agent may perform any and all of its duties and exercise any and all its rights and powers hereunder or under any other Financing Document by or through any one or more sub-agents appointed by the Term Loan A Administrative Agent. The Term Loan A Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this ARTICLE IX shall apply to any such sub-agent and to the Related Parties of the Term Loan A Administrative Agent, and shall apply to all of their respective activities in connection with their acting as or for the Term Loan A Administrative Agent.

Section 9.06 Indemnification by the Lenders. Without limiting the obligations of the Borrower hereunder, each Construction/Term Loan Lender agrees to indemnify the Term Loan A Administrative Agent and Related Parties thereof ratably in accordance with all its Construction/Term Loan Commitments for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, which may at any time be imposed on, incurred by or asserted against the Term Loan A Administrative Agent or any of its Related Parties in any way relating to or arising out of this Agreement, the other Financing Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, however, that no Construction/Term Loan Lender shall be liable for any of the foregoing to the extent they arise solely from the Term Loan A Administrative Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. The Term Loan A Administrative Agent shall be fully justified in taking, refusing to take or continuing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Construction/Term Loan Lenders against any and all liability and expense which may be incurred by it by reason of taking, refusing to take or continuing to take any such action. Without limitation of the foregoing, each Construction/Term Loan Lender agrees to reimburse, ratably in accordance with all its Construction/Term Loan Commitments, the Term Loan A Administrative Agent promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by the Term Loan A Administrative Agent in connection with the preparation, execution, administration, amendment, waiver, modification or enforcement of, or legal advice in respect of rights or responsibilities under, the Transaction Documents, to the extent that the Term Loan A Administrative Agent is not reimbursed promptly for such expenses by Borrower. The obligation of the Construction/Term Loan Lenders to make payments pursuant to this Section 9.06 is several and not joint, and the same shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 9.07 Resignation or Removal of Term Loan A Administrative Agent.

(a) The Term Loan A Administrative Agent may resign from the performance of all its functions and duties hereunder and under the other Financing Documents at any time by giving thirty (30) days’ prior notice to the Borrower and the Construction/Term Loan Lenders. The Term Loan A Administrative Agent may be removed at any time (i) by the Required Banks for such Person’s gross negligence or willful misconduct or (ii) by the Borrower, with the consent of the Required Banks, for such Person’s gross negligence or willful misconduct. In the event Société Générale is no longer the Term Loan A Administrative Agent, any successor Term Loan A Administrative Agent may be removed at any time with cause by the Required Banks. Any such resignation or removal shall take effect upon the appointment of a successor Term Loan A Administrative Agent, in accordance with this Section 9.07.

(b) Upon any notice of resignation by the Term Loan A Administrative Agent or upon the removal of the Term Loan A Administrative Agent by the Required Banks, or by the Borrower with the approval of the Required Banks pursuant to Section 9.07(a), the Required Banks shall appoint a successor Term Loan A Administrative Agent, hereunder and under each other Financing Document to which the Term Loan A Administrative Agent is a party, such successor Term Loan A Administrative Agent to be a commercial bank having a combined capital and surplus of at least one billion Dollars ($1,000,000,000); provided that, if no Default or Event of Default shall then be continuing, appointment of a successor Term Loan A Administrative Agent shall also be acceptable to the Borrower (such acceptance not to be unreasonably withheld, conditioned or delayed). The fees payable by the Borrower to a successor Term Loan A Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.

(c) If no successor Term Loan A Administrative Agent has been appointed by the Required Banks within thirty (30) days after the date such notice of resignation was given by such resigning Term Loan A Administrative Agent, or the Required Banks elected to remove such Person, any Credit Agreement Secured Party may petition any court of competent jurisdiction for the appointment of a successor Term Loan A Administrative Agent. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor Term Loan A Administrative Agent, who shall serve as Term Loan A Administrative Agent hereunder and under each other Financing Document to which it is a party until such time, if any, as the Required Banks appoint a successor Term Loan A Administrative Agent, as provided above.

(d) Upon the acceptance of a successor’s appointment as Term Loan A Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Term Loan A Administrative Agent, and the retiring (or removed) Term Loan A Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Financing Documents. After the retirement or removal of the Term Loan A Administrative Agent hereunder and under the other Financing Documents, the provisions of this ARTICLE IX and Section 10.08 (Indemnification by the Borrower) shall continue in effect for the benefit of such retiring (or removed) Person, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Person was acting in its capacity as Term Loan A Administrative Agent.

Section 9.08 No Amendment to Duties of Term Loan A Administrative Agent Without Consent. The Term Loan A Administrative Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Financing Document that affects its rights or duties hereunder or thereunder unless such Term Loan A Administrative Agent shall have given its prior written consent, in its capacity as Term Loan A Administrative Agent thereto.

Section 9.09 Non-Reliance on Term Loan A Administrative Agent and Construction/Term Loan Lenders . Each of the Construction/Term Loan Lenders acknowledges that it has, independently and without reliance upon the Term Loan A Administrative Agent, any other Construction/Term Loan Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and make its extensions of credit. Each of the Construction/Term Loan Lenders also acknowledges that it will, independently and without reliance upon the Term Loan A Administrative Agent or any other Construction/Term Loan Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Financing Document or any related agreement or any document furnished hereunder or thereunder.

Section 9.10 No Joint Lead Arranger, Joint Lead Bookrunner, Co-Syndication Agent or Co-Documentation Agent Duties. Anything herein to the contrary notwithstanding, no Joint Lead Arranger, Joint Lead Bookrunner, Co-Syndication Agent or Co-Documentation Agent shall have any powers, duties or responsibilities under this Agreement, except in its capacity, as applicable, as the Term Loan A Administrative Agent or Construction/Term Loan Lender hereunder.

Section 9.11 Copies. The Term Loan A Administrative Agent shall give prompt notice to each Construction/Term Loan Lender of receipt of each notice or request required or permitted to be given to the Term Loan A Administrative Agent by the Borrower pursuant to the terms of this Agreement or any other Financing Document (unless concurrently delivered to the Construction/Term Loan Lenders by the Borrower). The Term Loan A Administrative Agent will distribute to each Construction/Term Loan Lender each document or instrument (including each document or instrument delivered by the Borrower to the Term Loan A Administrative Agent pursuant to ARTICLE V (Representations and Warranties), ARTICLE VI (Conditions Precedent) and ARTICLE VII (Covenants)) received for the account of the Term Loan A Administrative Agent and copies of all other communications received by the Term Loan A Administrative Agent from the Borrower for distribution to the Construction/Term Loan Lenders by the Term Loan A Administrative Agent in accordance with the terms of this Agreement or any other Financing Document.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.01 Amendments, Etc. Subject to the terms of the Intercreditor Agreement, no consent, amendment, waiver or termination of any provision of this Agreement shall be effective unless in writing signed by the Borrower and the Required Banks, and each such amendment, waiver, termination or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, without the consent of each Construction/Term Loan Lender or, in connection with clause (g)(i) below, the Supermajority Banks (in each case, other than any Construction/Term Loan Lender that is a Loan Party, a Sponsor or an Affiliate or Subsidiary thereof), no such amendment, waiver, termination or consent shall:

(a) waive any condition set forth in Section 6.01 (Conditions to Closing Date), Section 6.02 (Conditions to Initial Advance), Section 6.03(a), (f) and (g), (Conditions to Second Advance), with respect to the Initial Advance, Section 6.04 (Conditions to Each Construction/Term Loan Borrowing) and, with respect to the second Advance, Section 6.04(e) (Conditions to Each Construction/Term Loan Borrowing);

(b) extend or increase any Construction/Term Loan Commitment;

(c) postpone any date scheduled for any payment of principal, fees or interest (as applicable) under Section 3.01 (Repayment of Construction/Term Loan Borrowings), Section 3.02 (Interest Payment Dates), Section 3.09 (Mandatory Prepayment), or Section 3.13 (Fees) or any date fixed by the Term Loan A Administrative Agent for the payment of fees or other amounts due to the Construction/Term Loan Lenders (or any of them) hereunder;

(d) reduce the principal of, or the rate of interest specified herein on, any Construction/Term Loan, or any Fees or other amounts (including any mandatory prepayments under Section 3.09 (Mandatory Prepayment)) payable to any Construction/Term Loan Lender hereunder, other than interest payable at the Default Rate;

(e) change the order of application of any reduction in any Construction/Term Loan Commitments or any prepayment of Construction/Term Loans from the application thereof set forth in the applicable provisions of Section 2.04 (Termination or Reduction of Commitments), Section 3.08 (Optional Prepayment), Section 3.09 (Mandatory Prepayment), Section 3.14 (Pro Rata Treatment), or Section 3.15 (Sharing of Payments), respectively, in any manner;

(f) change any provision of this Section 10.01, the definition of Required Banks, Supermajority Banks, Special Supermajority Banks, Required Tranche 4 Banks or any other provision hereof specifying the number or percentage of Construction/Term Loan Lenders required to amend, waive, terminate or otherwise modify any rights hereunder or make any determination or grant any consent hereunder;

(g) subject to all other provisions of this Section 10.01, release or allow release of (i) the Borrower from all or a material portion of its obligations under this Agreement, the Common Terms Agreement, the Interest Rate Protection Agreements to which the Term Loan A Credit Agreement Interest Rate Protection Providers are a party (other than as set forth in Section 3.5 (Termination of Interest Rate Protection Agreement in Connection with Any Prepayment) of the Common Terms Agreement or if not required pursuant Section 6.11 (Interest Rate Protection Agreements) of the Common Terms Agreement) or any Security Document, (ii) all or a material portion of the Collateral from the Lien of any of the Security Documents (other than as set forth in Section 7.2(b) (Prohibition of Fundamental Changes) of the Common Terms Agreement), or (iii) any guaranties or commitments (other than any Construction/Term Loan Commitments)

under or in connection with this Agreement, the Common Terms Agreement, the Interest Rate Protection Agreements to which the Term Loan A Credit Agreement Interest Rate Protection Providers are a party or any Security Document (including the obligations of Blackstone under the Equity Support Agreements to which it is a party);

(h) amend, modify, waive or supplement the terms of Section 10.04 (Assignments) of this Agreement or Section 2.6 (Expansion Debt) of the Common Terms Agreement;

(i) amend the definition of Permitted Indebtedness, Credit Agreement Secured Parties or Interest Rate Protection Agreements; or

(j) amend, modify or waive any of the matters listed on Schedule 1 (Unanimous Decisions) of the Intercreditor Agreement;

provided, further, no such amendment, waiver, termination or consent shall, without prior written consent of each Term Loan A Credit Agreement Interest Rate Protection Provider, amend, waive or terminate any Financing Documents in a manner that would impact the rights of the Term Loan A Credit Agreement Interest Rate Protection Providers in a manner materially and adversely different from the impact on the other Credit Agreement Secured Parties; provided, further, that no such amendment, waiver, termination or consent shall, unless in writing and signed by the Term Loan A Administrative Agent or the Common Security Trustee, as applicable, in addition to the Construction/Term Loan Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Term Loan A Administrative Agent or the Common Security Trustee.

Section 10.02 Entire Agreement. This Agreement, the other Financing Documents and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof, including the Commitment Letter, dated as of July 11, 2012, among the Borrower, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Crédit Agricole Corporate and Investment Bank, Credit Suisse Securities (USA) LLC, Credit Suisse AG, Cayman Islands Branch, Deutsche Bank Trust Company Americas, HSBC Securities (USA), Inc., J.P. Morgan Securities LLC, Morgan Stanley Senior Funding, Inc., Royal Bank of Canada, SG Americas Securities, LLC, Standard Chartered Bank and Union Bank, N.A. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail.

Section 10.03 Applicable Government Rule; Jurisdiction; Etc. (a) GOVERNING LAW. THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA WITHOUT ANY REFERENCE TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) SUBMISSION TO JURISDICTION. TO THE EXTENT PERMITTED BY APPLICABLE LAW EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER FINANCING DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY HERETO MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION IF APPLICABLE LAW DOES NOT PERMIT A CLAIM, ACTION OR PROCEEDING REFERRED TO IN THE FIRST SENTENCE OF THIS SECTION TO BE FILED, HEARD OR DETERMINED IN OR BY THE COURTS SPECIFIED THEREIN.

(c) WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT IN ANY COURT REFERRED TO IN SECTION 10.03(b). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) Service of Process. Each party irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such Person at its then effective notice addresses pursuant to Section 10.11 (Notices and Other Communications). Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any other Financing Document in the courts of any jurisdiction if applicable law does not permit a claim, action or proceeding referred to in the first sentence of Section 10.03(b) to be filed, heard or determined in or by the courts specified therein.

(e) Immunity. To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably and unconditionally waives such immunity in respect of its obligations under the Financing Documents and, without limiting the generality of the foregoing, agrees that the waiver set forth in this Section 10.03(e) shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and is intended to be irrevocable for purposes of such Act.

(f) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER FINANCING DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 10.03.

Section 10.04 Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each of the Construction/Term Loan Lenders and the Term Loan A Administrative Agent (and any attempted assignment or other transfer by the Borrower without such consent shall be null and void), and no Construction/Term Loan Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with Section 10.04(b) and Section 10.04(g), (ii) by way of participation in accordance with Section 10.04(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.04(e) (and any other attempted assignment or transfer by any party hereto shall be null and void).

(b) Subject to Section 10.04(g) and this Section 10.04(b), any Construction/Term Loan Lender may at any time after the date hereof assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Construction/Term Loan Commitment with respect to any Tranche or the Construction/Term Loans with respect to such Tranche at the time owing to it) (provided that, on the date of such assignment, such assignment would not result in an increase in amounts payable by the Borrower under Section 4.03 (Increased Costs) or Section 4.05 (Funding Losses), unless such increase in amounts payable measured on such date of assignment is waived by the assigning and assuming Construction/Term Loan Lenders). Except in the case of (x) an assignment of the entire remaining amount of the assigning Construction/Term Loan Lender’s Construction/Term Loan Commitment with respect to a Tranche and the Construction/Term Loans with respect to such Tranche at the time owing to it or (y) an assignment to a Construction/Term Loan Lender, or an Affiliate of a Construction/Term Loan Lender, or an Approved Fund with respect to a Construction/Term Loan Lender, the sum of (1) the outstanding Construction/Term Loan Commitments, if any, and (2) the outstanding Construction/Term Loans subject to each such assignment (determined as of the date the Lender Assignment Agreement with respect to such assignment is delivered to the Term Loan A Administrative Agent or, if “Trade Date” is specified in the Lender Assignment Agreement, as of the Trade Date) shall not be less than five million Dollars ($5,000,000) and, with respect to the assignment of the Construction/Term Loans, in integral multiples of one million Dollars ($1,000,000), unless the Term Loan A Administrative Agent otherwise consents in writing. Subject to Section 10.04(g), each partial assignment shall be made as an assignment of the same percentage of outstanding Construction/Term Loan Commitment and outstanding Construction/Term Loans with respect to a Tranche and a proportionate part of all the assigning Construction/Term Loan Lender’s rights and obligations under this Agreement with respect to the Construction/Term Loan with respect to a Tranche and the Construction/Term Loan Commitment with respect to such Tranche assigned. The parties to each assignment shall execute and deliver to the Term Loan A Administrative Agent a Lender Assignment Agreement, either in the form of Exhibit E-1 (if both Construction/Term Loan Commitments and Construction/Term

Loans are assigned) or Exhibit E-2 (if only Construction/Term Loans are assigned), together with a processing and recordation fee of three thousand five hundred Dollars ($3,500); provided that (A) no such fee shall be payable in the case of an assignment to a Construction/Term Loan Lender, an Affiliate of a Construction/Term Loan Lender or an Approved Fund with respect to a Construction/Term Loan Lender and (B) in the case of contemporaneous assignments by a Construction/Term Loan Lender to one or more Approved Funds managed by the same investment advisor (which Approved Funds are not then Construction/Term Loan Lenders hereunder), only a single such three thousand five hundred Dollar ($3,500) fee shall be payable for all such contemporaneous assignments. If the Eligible Assignee is not a Construction/Term Loan Lender prior to such assignment, it shall deliver to the Term Loan A Administrative Agent an administrative questionnaire and all documentation and other information required by bank regulatory authorities under applicable “know your customer” requirements. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Term Loan A Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Term Loan A Administrative Agent, the applicable pro rata share of Construction/Term Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Term Loan A Administrative Agent, and each other Construction/Term Loan Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Construction/Term Loans of each Tranche in accordance with its Construction/Term Loan Commitment Percentage for such Tranche. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. Subject to acceptance and recording thereof by the Term Loan A Administrative Agent pursuant to Section 10.04(c), from and after the effective date specified in each Lender Assignment Agreement, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Lender Assignment Agreement, have the rights and obligations of a Construction/Term Loan Lender under this Agreement, and the assigning Construction/Term Loan Lender thereunder shall, to the extent of the interest assigned by such Lender Assignment Agreement, be released from its obligations under this Agreement (and, in the case of a Lender Assignment Agreement covering all of the assigning Construction/Term Loan Lender’s rights and obligations under this Agreement, such Construction/Term Loan Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 4.01 (LIBOR Lending Unlawful), Section 4.03 (Increased Costs), Section 4.05 (Funding Losses), Section 4.06 (Taxes), Section 10.06 (Costs and Expenses) and Section 10.08 (Indemnification by the Borrower) with respect to facts and circumstances occurring prior to the effective date of such assignment provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Construction/Term Loan Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Construction/Term Loan Note to the assignee Construction/Term Loan Lender and/or a revised Construction/Term Loan Note to the assigning Construction/Term Loan Lender reflecting such assignment. Any assignment or transfer by a Construction/Term Loan Lender of rights or obligations under this Agreement that does not comply with this Section 10.04(b) shall be treated for purposes of this Agreement as a sale by such Construction/Term Loan Lender of a participation in such rights and obligations in accordance with Section 10.04(d). Upon any such assignment, the Term Loan A Administrative Agent will deliver a notice thereof to the Borrower (provided that failure to deliver such notice shall not result in any liability for the Term Loan A Administrative Agent).

(c) The Term Loan A Administrative Agent shall maintain the Register in accordance with Section 2.03(f) (Borrowing of Loans) above.

(d) Any Construction/Term Loan Lender may at any time, without the consent of, or notice to, the Borrower or the Term Loan A Administrative Agent, sell participations to any Person (other than a natural person or any Loan Party, any Sponsor, any Material Project Party, any Person that is party to any Additional Material Project Document or any Affiliate or Subsidiary thereof) (each, a “Participant”) in all or a portion of such Construction/Term Loan Lender’s rights or obligations under this Agreement (including all or a portion of its Construction/Term Loan Commitment or the Construction/Term Loans owing to it of any Tranche); provided that (i) such Construction/Term Loan Lender’s obligations under this Agreement shall remain unchanged, (ii) such Construction/Term Loan Lender remains solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Term Loan A Administrative Agent and the other Construction/Term Loan Lenders shall continue to deal solely and directly with such Construction/Term Loan Lender in connection with such Construction/Term Loan Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Construction/Term Loan Lender shall be responsible for the indemnity under Section 9.06 (Indemnification by the Lenders) with respect to any payments made by such Lender to its Participant(s). Any agreement or instrument pursuant to which a Construction/Term Loan Lender sells such a participation shall provide that such Construction/Term Loan Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that, such agreement or instrument may provide that such Construction/Term Loan Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 (Amendments, Etc.) that directly affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.03 (Increased Costs), 4.05 (Funding Losses) and 4.06 (Taxes) (subject to the requirements and limitations therein, including the requirements under Section 4.06(e) (Taxes – Status of Lenders) (it being understood that any documentation required under Section 4.06 (Taxes) shall be delivered to the participating Construction/Term Loan Lender)) to the same extent as if it were a Construction/Term Loan Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 4.04 (Obligation to Mitigate) as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 4.03 (Increased Costs) or 4.06 (Taxes), with respect to any participation, than its participating Construction/Term Loan Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Construction/Term Loan Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 4.04 (Obligation to Mitigate) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.14 (Right of Setoff) as though it were a Construction/Term Loan Lender; provided that such Participant agrees to be subject to Section 3.15 (Sharing of Payments) as though it were a Construction/Term Loan Lender. Each Construction/Term Loan Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Construction/Term Loans or other obligations under the Financing Documents (the “Participant Register”); provided that no Construction/Term Loan Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Financing Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Construction/Term Loan Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Term Loan A Administrative Agent (in its capacity as Term Loan A Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Any Construction/Term Loan Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Construction/Term Loan Notes, if any) to secure obligations of such Construction/Term Loan Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction; provided that, no such pledge or assignment shall release such Construction/Term Loan Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Construction/Term Loan Lender as a party hereto.

(f) The words “execution,” “signed,” “signature,” and words of like import in any Lender Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Government Rule, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(g) All assignments by a Construction/Term Loan Lender of all or a portion of its rights and obligations hereunder with respect to any Tranche with then outstanding Construction/Term Loan Commitments shall be made only as an assignment of the same percentage of outstanding Construction/Term Loan Commitments and outstanding Construction/Term Loans of such Tranche held by such Lender. If a Tranche has no unused Construction/Term Loan Commitments, assignments of outstanding Construction/Term Loans of such Tranche may be made, together with a pro rata portion of such Construction/Term Loan Lender’s rights and obligations with respect to the Tranche subject to such assignment, in such amounts, to such persons and on such terms as are permitted by and otherwise in accordance with Section 10.04(b). This Section 10.04(g) shall not prohibit any Construction/Term Loan Lender from assigning all or a portion of its rights and obligations hereunder among separate Tranches on a non-pro rata basis among such Tranches.

Section 10.05 Benefits of Agreement. Nothing in this Agreement or any other Financing Document, express or implied, shall be construed to give to any Person, other than the parties hereto, the Joint Lead Arrangers, the Joint Lead Bookrunners, Co-Documentation Agents, Co-Syndication Agents, each of their successors and permitted assigns under this Agreement or any other Financing Document, Participants to the extent provided in Section 10.04 (Assignments) and, to the extent expressly contemplated hereby, the Related Parties of each of the Term Loan A Administrative Agent, the Common Security Trustee and the Construction/Term Loan Lenders, any benefit or any legal or equitable right or remedy under this Agreement.

Section 10.06 Costs and Expenses. The Borrower shall pay (a) all reasonable and documented out of pocket expenses incurred by each of the Term Loan A Administrative Agent, the Common Security Trustee and the Construction/Term Loan Lenders and their Affiliates (including all reasonable fees, costs and expenses of one counsel plus one local counsel for the Construction/Term Loan Lenders and their Affiliates in each relevant jurisdiction (provided that, in the case of the continuation of an Event of Default, any Construction/Term Loan Lender may retain separate counsel in the event of an actual conflict of interest (which may be multiple counsel, but only the least number necessary to resolve such conflict of interest) and the Borrower shall pay all reasonable fees, cost and expenses of such additional counsel)), in connection with the preparation, negotiation, syndication, execution and delivery of this Agreement and the other Financing Documents; (b) all reasonable and documented out of pocket expenses incurred by the Term Loan A Administrative Agent, the Common Security Trustee and the Construction/Term Loan Lenders (including all reasonable fees, costs and expenses of one counsel plus one local counsel for the Construction/Term Loan Lenders and their Affiliates in each relevant jurisdiction (provided that, in the case of the continuation of an Event of Default, any Construction/Term Loan Lender may retain separate counsel in the event of an actual conflict of interest (which may be multiple counsel, but only the least number necessary to resolve such conflict of interest) and the Borrower shall pay all reasonable fees, cost and expenses of such additional counsel)), in connection with any amendments, modifications or waivers of the provisions of this Agreement and the other Financing Documents (whether or not the transactions contemplated hereby or thereby are consummated); (c) all reasonable and documented out-of-pocket expenses incurred by the Term Loan A Administrative Agent and the Common Security Trustee (including all reasonable fees, costs and expenses of one counsel plus one local counsel for the Construction/Term Loan Lenders and their Affiliates in each relevant jurisdiction (provided that, in the case of the continuation of an Event of Default, any Construction/Term Loan Lender may retain separate counsel in the event of an actual conflict of interest (which may be multiple counsel, but only the least number necessary to resolve such conflict of interest) and the Borrower shall pay all reasonable fees, cost and expenses of such additional counsel)), in connection with the administration of this Agreement and the other Financing Documents (whether or not the transactions contemplated hereby or thereby are consummated); (d) all reasonable and documented out-of-pocket expenses incurred by each Joint Lead Arranger, Joint Lead Bookrunner, Co-Documentation Agent and Co-Syndication Agent in connection with the initial syndication of the credit facility under this Agreement (including reasonable printing and travel expenses) and (e) all reasonable and documented out-of-pocket expenses incurred by the Credit Agreement Secured Parties (including all reasonable fees, costs and expenses of one counsel plus one local counsel for the Construction/Term Loan Lenders and their Affiliates in each relevant jurisdiction (provided that, in the case of the continuation of an Event of Default, any Construction/Term Loan Lender may retain separate counsel in the event of an actual conflict of interest (which may be multiple counsel, but only the least number necessary to resolve such conflict of interest) and the Borrower shall pay all reasonable fees, cost and expenses of such additional counsel)), in connection with the enforcement or protection (other than in connection with assignment of Construction/Term Loans or Construction/Term Loan Commitments) of their rights in connection with this Agreement and the other Financing Documents, including their rights under this Section 10.06, including in connection with any workout, restructuring or negotiations in respect of the Obligations. This provisions of this Section 10.06 shall not supersede Sections 4.03 (Increased Costs) and 4.06 (Taxes). Notwithstanding the foregoing, in the event that the Common Security Trustee reasonably believes that a conflict exists in using one counsel, it may engage its own counsel.

Section 10.07 Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it has been executed by the Term Loan A Administrative Agent and when the Term Loan A Administrative Agent has received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or portable document format (“pdf”) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.08 Indemnification by the Borrower. (a) The Borrower hereby agrees to indemnify each Credit Agreement Secured Party, each Joint Lead Arranger, each Joint Lead Bookrunner, each Co-Documentation Agent, each Co-Syndication Agent and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including all reasonable fees, costs and expenses of counsel or consultants for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower arising out of, in connection with, or as a result of:

(i) the execution or delivery of this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or the administration (other than expenses that do not constitute out-of-pocket expenses) or enforcement thereof;

(ii) any actual or alleged presence, Release or threatened Release of Hazardous Materials in violation of Environmental Laws or that could reasonably result in an Environmental Claim on or from the Project or any property owned or operated by the Borrower, or any Environmental Affiliate or any liability pursuant to an Environmental Law related in any way to the Project or the Borrower;

(iii) any actual or prospective claim (including Environmental Claims), litigation, investigation or proceeding relating to any of the foregoing, whether based on common law, contract, tort or any other theory, whether brought by a third party or by the Borrower or any of the Borrower’s members, managers or creditors, and regardless of whether any Indemnitee is a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Financing Documents is consummated, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; or

(iv) any claim, demand or liability for broker’s or finder’s or placement fees or similar commissions, whether or not payable by the Borrower, alleged to have been incurred in connection with such transactions, other than any broker’s or finder’s fees payable to Persons engaged by any Credit Agreement Secured Party, Joint Lead Arranger, Joint Lead Bookrunner, Co-Documentation Agent, Co-Syndication Agent or Affiliates or Related Parties thereof;

provided, that, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) shall have arisen from a dispute between or among the Indemnitees or from a claim of an Indemnitee against another Indemnitee, which in either case is not the result of an act or omission of the Borrower or any of its Affiliates.

(b) To the extent that the Borrower for any reason fails to pay any amount required under Section 10.06 (Costs and Expenses) or Section 10.08(a) above to be paid by it to any of the Term Loan A Administrative Agent, the Common Security Trustee, any sub-agent thereof, or any Related Party of any of the foregoing, each Construction/Term Loan Lender severally agrees to pay to the Term Loan A

Administrative Agent, the Common Security Trustee, any such sub-agent, or such Related Party, as the case may be, such Construction/Term Loan Lender’s ratable share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Term Loan A Administrative Agent, the Common Security Trustee, or any sub-agent thereof in its capacity as such, or against any Related Party of any of the foregoing acting for the Term Loan A Administrative Agent, the Common Security Trustee, or any sub-agent thereof in connection with such capacity. The obligations of the Construction/Term Loan Lenders under this Section 10.08(b) are subject to the provisions of Section 2.03 (Borrowing of Loans). The obligations of the Construction/Term Loan Lenders to make payments pursuant to this Section 10.08(b) are several and not joint and shall survive the payment in full of the Obligations and the termination of this Agreement. The failure of any Construction/Term Loan Lender to make payments on any date required hereunder shall not relieve any other Construction/Term Loan Lender of its corresponding obligation to do so on such date, and no Construction/Term Loan Lender shall be responsible for the failure of any other Construction/Term Loan Lender to do so.

(c) All amounts due under this Section 10.08 shall be payable not later than ten (10) Business Days after demand therefor.

(d) The provisions of this Section 10.08 shall not supersede Sections 4.03 (Increased Costs) and 4.06 (Taxes).

Section 10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Financing Document, the interest paid or agreed to be paid under the Financing Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Government Rule (the “Maximum Rate”). If the Term Loan A Administrative Agent or any Construction/Term Loan Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Term Loan A Administrative Agent or any Construction/Term Loan Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Government Rule, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 10.10 No Waiver; Cumulative Remedies. No failure by any Credit Agreement Secured Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Financing Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Financing Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 10.11 Notices and Other Communications. (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or, except with respect to any notice of Default or Event of Default, sent by email to the address(es), facsimile number or email address specified for the Borrower, the Term Loan A Administrative Agent, the Common Security Trustee or the Construction/Term Loan Lenders, as applicable, on Schedule 10.11.

(b) Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; and notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications shall be effective as provided in Section 10.11(c).

(c) Unless otherwise prescribed, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that, if such notice or other communication is not received during the normal business hours of the recipient, such notice or communication shall be deemed to have been received at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in Schedule 10.11 of notification that such notice or communication is available and identifying the website address therefor. Notwithstanding the above, all notices delivered by the Borrower to the Term Loan A Administrative Agent through electronic communications shall be followed by the delivery of a hard copy.

(d) Each of the Borrower, the Term Loan A Administrative Agent and the Common Security Trustee may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each Construction/Term Loan Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, the Term Loan A Administrative Agent and the Common Security Trustee.

(e) The Term Loan A Administrative Agent, the Common Security Trustee and the Construction/Term Loan Lenders shall be entitled to rely and act upon any written notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Term Loan A Administrative Agent, the Common Security Trustee, the Construction/Term Loan Lenders and the Related Parties of each of them for all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Term Loan A Administrative Agent, Common Security Trustee and Construction/Term Loan Lenders by the Borrower may be recorded by the Term Loan A Administrative Agent, Common Security Trustee and Construction/Term Loan Lenders, as applicable, and each of the parties hereto hereby consents to such recording.

(f) The Term Loan A Administrative Agent agrees that the receipt of the communications by the Term Loan A Administrative Agent at its e-mail addresses set forth in Schedule 10.11 shall constitute effective delivery to the Term Loan A Administrative Agent for purposes of the Financing Documents. Each Construction/Term Loan Lender agrees to notify the Term Loan A Administrative Agent in writing (including by electronic communication) from time to time of such Construction/Term Loan Lender’s e-mail address(es) to which the notices may be sent by electronic transmission and that such notices may be sent to such e-mail address(es).

(g) Notwithstanding the above, nothing herein shall prejudice the right of the Term Loan A Administrative Agent, the Common Security Trustee and any of the Construction/Term Loan Lenders to give any notice or other communication pursuant to any Financing Document in any other manner specified in such Financing Document.

(h) So long as Société Générale is the Term Loan A Administrative Agent, the Borrower hereby agrees that it will provide to the Term Loan A Administrative Agent all information, documents and other materials that it is obligated to furnish to the Term Loan A Administrative Agent pursuant to the Financing Documents, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to any Construction/Term Loan Borrowing, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default or (iv) is required to be delivered to satisfy any condition precedent to any Construction/Term Loan Borrowing (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Term Loan A Administrative Agent at the email addresses specified in Schedule 10.11. In addition, the Borrower agrees to continue to provide the Communications to the Term Loan A Administrative Agent in the manner specified in the Financing Documents but only to the extent requested by the Term Loan A Administrative Agent.

(i) So long as Société Générale is the Term Loan A Administrative Agent, the Borrower further agrees that the Term Loan A Administrative Agent may make the Communications available to the Construction/Term Loan Lenders by posting the Communications on an internet website that may, from time to time, be notified to the Construction/Term Loan Lenders (or any replacement or successor thereto) or a substantially similar electronic transmission system (the “Platform”). The costs and expenses incurred by the Term Loan A Administrative Agent in creating and maintaining the Platform shall be paid by Borrower in accordance with Section 10.06 (Costs and Expenses).

(j) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE TERM LOAN A ADMINISTRATIVE AGENT DOES NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE TERM LOAN A ADMINISTRATIVE AGENT IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE TERM LOAN A ADMINISTRATIVE AGENT OR ANY AFFILIATE THEREOF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, “AGENT PARTIES”) HAVE ANY LIABILITY TO THE BORROWER, ANY CONSTRUCTION/TERM LOAN LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR ANY AGENT PARTY’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

Section 10.12 Patriot Act Notice. Each of the Construction/Term Loan Lenders, the Term Loan A Administrative Agent and the Common Security Trustee hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Construction/Term Loan Lender, the Term Loan A Administrative Agent or the Common Security Trustee, as applicable, to identify the Borrower in accordance with the Patriot Act.

Section 10.13 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Term Loan A Administrative Agent, the Common Security Trustee or any Construction/Term Loan Lender, or the Term Loan A Administrative Agent, the Common Security Trustee or any Construction/Term Loan Lender (as the case may be) exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Term Loan A Administrative Agent, the Common Security Trustee or such Construction/Term Loan Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any bankruptcy or insolvency proceeding or otherwise, then (a) to the extent of such recovery, the Obligation or part thereof originally intended to be satisfied by such payment shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Construction/Term Loan Lender severally agrees to pay to the Term Loan A Administrative Agent or the Common Security Trustee upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Term Loan A Administrative Agent or the Common Security Trustee, as the case may be, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Construction/Term Loan Lenders under this Section 10.13 shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 10.14 Right of Setoff. Each of the Construction/Term Loan Lenders and each of their respective Affiliates is hereby authorized at any time and from time to time during the continuance of an Event of Default, to the fullest extent permitted by applicable Government Rule, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Construction/Term Loan Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this

Agreement or any other Financing Document to such Construction/Term Loan Lender, irrespective of whether or not such Construction/Term Loan Lender shall have made any demand under this Agreement or any other Financing Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Construction/Term Loan Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each of the Construction/Term Loan Lenders and their respective Affiliates under this Section 10.14 are in addition to other rights and remedies (including other rights of setoff) that such Construction/Term Loan Lender or their respective Affiliates may have. Each of the Construction/Term Loan Lenders agrees to notify the Borrower and the Term Loan A Administrative Agent promptly after any such setoff and application; provided that, the failure to give such notice shall not affect the validity of such setoff and application.

Section 10.15 Severability. If any provision of this Agreement or any other Financing Document is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Financing Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.16 Survival. Notwithstanding anything in this Agreement to the contrary, Section 4.01 (LIBOR Lending Unlawful), Section 4.03 (Increased Costs), Section 4.06 (Taxes), Section 9.06 (Indemnification by the Lenders), Section 10.06 (Costs and Expenses), Section 10.08 (Indemnification by the Borrower) and Section 10.13 (Payments Set Aside) shall survive any termination of this Agreement. In addition, each representation and warranty made hereunder and in any other Financing Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties shall be considered to have been relied upon by the Credit Agreement Secured Parties regardless of any investigation made by any Credit Agreement Secured Party or on their behalf and notwithstanding that the Credit Agreement Secured Parties may have had notice or knowledge of any Default or Event of Default at the time of the Construction/Term Loan Borrowing, and shall continue in full force and effect as of the date made or any date referred to herein as long as any Construction/Term Loan or any other Obligation hereunder or under any other Financing Document shall remain unpaid or unsatisfied.

Section 10.17 Treatment of Certain Information; Confidentiality. The Term Loan A Administrative Agent, the Common Security Trustee, and each of the Construction/Term Loan Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective shareholders, members, partners, directors, officers, employees, agents, advisors, auditors, insurers and representatives (provided that the Persons to whom such disclosure is made will be informed prior to disclosure of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested or required by any regulatory authority purporting to have jurisdiction over it or to any Federal Reserve Bank or central bank in connection with a pledge or assignment pursuant to Section 10.04(e) (Assignments); (c) to the extent required by applicable Government Rule or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any other Financing Document or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder (including any actual or prospective purchaser of Collateral); (f) subject to an agreement containing provisions substantially the same as those of this Section 10.17, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to obligations of the Borrower or (iii) any Person (and any of its officers, directors, employees, agents or advisors) that may enter into or support, directly or indirectly, or that may be considering entering into or supporting, directly or indirectly, either (A) contractual arrangements with the Term Loan A Administrative Agent, the Common Security Trustee, or such Construction/Term Loan Lender, or any Affiliates thereof, pursuant to which all or any portion of the risks, rights, benefits or obligations under or with respect to any Construction/Term Loan or Financing Document is transferred to such Person or (B) an actual or proposed securitization or collateralization of, or similar transaction relating to, all or a part of any amounts payable to or for the benefit of any Construction/Term Loan Lender under any Financing Document (including any rating agency); (g) with the consent of the Borrower (which consent shall not unreasonably be withheld or delayed); (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 10.17 or (ii) becomes available to the Term Loan A Administrative Agent, the Common Security Trustee, any Construction/Term Loan Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower; (i) to any state, federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Construction/Term Loan Lender, the Common Security Trustee or the Term Loan A Administrative Agent; or (j) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Borrower received by it from any Construction/Term Loan Lender or the Term Loan A

Administrative Agent or Common Security Trustee, as applicable). In addition, the Term Loan A Administrative Agent, the Common Security Trustee, and any Construction/Term Loan Lender may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Term Loan A Administrative Agent, the Common Security Trustee and the Construction/Term Loan Lenders in connection with the administration and management of this Agreement, the other Financing Documents, the Construction/Term Loan Commitments, and the Construction/Term Loan Borrowings. For the purposes of this Section 10.17, “Information” means written information that is furnished by or on behalf of the Borrower, the Pledgor, the Sponsor or any of their Affiliates to the Term Loan A Administrative Agent, Common Security Trustee or any Construction/Term Loan Lender pursuant to or in connection with any Financing Document, relating to the assets and business of the Borrower, the Pledgor, the Sponsor or any of their Affiliates, but does not include any such information that (i) is or becomes generally available to the public other than as a result of a breach by the Term Loan A Administrative Agent, the Common Security Trustee or such Construction/Term Loan Lender of its obligations hereunder, (ii) is or becomes available to the Term Loan A Administrative Agent, the Common Security Trustee or such Construction/Term Loan Lender from a source other than the Borrower, the Pledgor, the Sponsor or any of their Affiliates, as applicable, that is not, to the knowledge of the Term Loan A Administrative Agent, the Common Security Trustee or such Construction/Term Loan Lender, acting in violation of a confidentiality obligation with the Borrower, the Pledgor, the Sponsor or any of their Affiliates, as applicable or (iii) is independently compiled by the Term Loan A Administrative Agent, the Common Security Trustee or any Construction/Term Loan Lender, as evidenced by their records, without the use of the Information. Any Person required to maintain the confidentiality of Information as provided in this Section 10.17 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 10.18 Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Government Rule, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party hereto or their Related Parties, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Financing Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Construction/Term Loan or the use of the proceeds thereof. No party hereto or its Related Parties shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Financing Documents or the transactions contemplated hereby or thereby.

Section 10.19 Waiver of Litigation Payments. To the extent that any party hereto may, in any action, suit or proceeding brought in any of the courts referred to in Section 10.03(b) (Applicable Government Rule; Jurisdiction, Etc.) or elsewhere arising out of or in connection with this Agreement or any other Financing Document to which it is a party, be entitled to the benefit of any provision of law requiring any other party hereto in such action, suit or proceeding to post security for the costs of such Person or to post a bond or to take similar action, each such Person hereby irrevocably waives such benefit, in each case to the fullest extent now or in the future permitted under the laws of New York or, as the case may be, the jurisdiction in which such court is located.

Section 10.20 Reinstatement. This Agreement and the obligations of the Borrower hereunder shall automatically be reinstated if and to the extent that for any reason any payment made pursuant to this Agreement is rescinded or must otherwise be restored or returned, whether as a result of any proceedings in bankruptcy or reorganization or otherwise with respect to the Borrower or any other Person or as a result of any settlement or compromise with any Person (including the Borrower) in respect of such payment, and the Borrower shall pay the Credit Agreement Secured Parties on demand all of its reasonable costs and expenses (including reasonable fees, expenses and disbursements of counsel) incurred by such party in connection with such rescission or restoration.

Section 10.21 No Recourse.

(a) Subject to Section 10.21(c), each Credit Agreement Secured Party that is a party hereto acknowledges and agrees that the obligations of the Loan Parties under this Agreement and the other Financing Documents, including with respect to the payment of the principal of or premium or penalty, if any, or interest on any Obligations, or any part thereof, or for any claim based thereon or otherwise in respect thereof or related thereto, are obligations solely of the Loan Parties and shall be satisfied solely from the Security and the assets of the Loan Parties and shall not constitute a debt or obligation of the Sponsor or any of its respective Affiliates (other than the Loan Parties) or Blackstone or its respective Affiliates (other than the Loan Parties), nor of any past, present or future officers, directors, employees, shareholders, agents, attorneys or representatives of the Loan Parties, the Sponsor, Blackstone and their respective Affiliates (collectively (but excluding the Loan Parties), the “Non-Recourse Parties”).

(b) Each Credit Agreement Secured Party that is party hereto acknowledges and agrees that, subject to Section 10.21(c), the Non-Recourse Parties shall not be liable for any amount payable under this Agreement or any Financing Document, and no Credit Agreement Secured Party shall seek a money judgment or deficiency or personal judgment against any Non-Recourse Party for payment or performance of any obligation of the Loan Parties under this Agreement or the other Financing Documents.

(c) Nothing in this Agreement shall limit or affect or be construed to limit or affect the obligations and liabilities of (x) either the Blackstone Holdco or the Blackstone Guarantor under the Equity Support Agreement to which it is party; provided that, notwithstanding anything to the contrary set forth herein or in any other Financing Document, the aggregate exposure of the Blackstone Guarantor in respect of the Equity Support Agreement to which it is party shall not exceed the cap set forth in such Equity Support Agreement or (y) the Sponsor under the CQP Security Agreement.

(d) The acknowledgments, agreements and waivers set out in this Section 10.21 shall survive termination of this Agreement and shall be enforceable by any Non-Recourse Party and are a material inducement for the execution of this Agreement and the other Financing Documents by the Loan Parties.

Section 10.22 Intercreditor Agreement. Any actions, consents, approvals, authorizations or discretion taken, given, made or exercised, or not taken, given, made or exercised by the Secured Debt Holder Group Representative in accordance with the Intercreditor Agreement shall be binding on each Construction/Term Loan Lender. Notwithstanding anything to the contrary herein, in the case of any inconsistency between this Agreement and the Intercreditor Agreement, the Intercreditor Agreement shall govern.

Section 10.23 Termination. This Agreement shall terminate and shall have no force and effect (except with respect to the provisions that expressly survive termination of this Agreement) if (a) the Initial Advance does not occur on or prior to December 31, 2012 (or such later date as may be agreed to in writing by all of the Construction/Term Loan Lenders) or (b) all Obligations have been indefeasibly paid in full and all Construction/Term Loan Commitments have been terminated and the Term Loan A Administrative Agent shall have given the notice required by Section 2.10(a) (Termination of Obligations) of the Common Terms Agreement.

[Remainder of page intentionally blank. Next page is signature page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

SABINE PASS LIQUEFACTION, LLC, as the Borrower

By:	/s/ Meg A. Gentle
Name:	Meg A. Gentle
Title:	Chief Financial Officer

SIGNATURE PAGE TO SABINE PASS LIQUEFACTION, LLC CREDIT AGREEMENT (TERM LOAN A)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

SOCIÉTÉ GÉNÉRALE, as Term Loan A Administrative Agent, Common Security Trustee and Construction/Term Loan Lender

By:	/s/ Daniel Mallo
Name:	Daniel Mallo
Title:	Managing Director

SIGNATURE PAGE TO SABINE PASS LIQUEFACTION, LLC CREDIT AGREEMENT (TERM LOAN A)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Construction/Term Loan Lender

By:	/s/ Johnathan B. Lindenberg
Name: Johnathan B. Lindenberg
Title: Managing Director

SIGNATURE PAGE TO SABINE PASS LIQUEFACTION, LLC CREDIT AGREEMENT (TERM LOAN A)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

UNION BANK, N.A., as Construction/Term Loan Lender

By:	/s/ Louise Pesce
Name: Louise Pesce
Title: Senior Vice President

SIGNATURE PAGE TO SABINE PASS LIQUEFACTION, LLC CREDIT AGREEMENT (TERM LOAN A)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Construction/Term Loan Lender

By:	/s/ Evan S. Levy
Name: Evan S. Levy
Title: Managing Director

By:	/s/ James Guidera
Name: James Guidera
Title: Managing Director

SIGNATURE PAGE TO SABINE PASS LIQUEFACTION, LLC CREDIT AGREEMENT (TERM LOAN A)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Construction/Term Loan Lender

By:	/s/ Doreen Barr
Name: Doreen Barr
Title: Director

By:	/s/ Michael D. Spaight
Name: Michael D. Spaight
Title: Associate

SIGNATURE PAGE TO SABINE PASS LIQUEFACTION, LLC CREDIT AGREEMENT (TERM LOAN A)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

HSBC BANK USA, NATIONAL ASSOCIATION, as Construction/Term Loan Lender

By:	/s/ Duncan Caird
Name: Duncan Caird
Title: Managing Director

SIGNATURE PAGE TO SABINE PASS LIQUEFACTION, LLC CREDIT AGREEMENT (TERM LOAN A)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

JPMORGAN CHASE BANK, N.A., as Construction/Term Loan Lender

By:	/s/ Robert Traband
Name: Robert Traband
Title: Managing Director

SIGNATURE PAGE TO SABINE PASS LIQUEFACTION, LLC CREDIT AGREEMENT (TERM LOAN A)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

MORGAN STANLEY SENIOR FUNDING, INC., as Construction/Term Loan Lender

By:	/s/ Hamish Bunn
Name: Hamish Bunn
Title: Managing Director

SIGNATURE PAGE TO SABINE PASS LIQUEFACTION, LLC CREDIT AGREEMENT (TERM LOAN A)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

ROYAL BANK OF CANADA, as Construction/Term Loan Lender

By:	/s/ Jason S. York
Name: Jason S. York
Title: Authorized Signatory

SIGNATURE PAGE TO SABINE PASS LIQUEFACTION, LLC CREDIT AGREEMENT (TERM LOAN A)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Construction/Term Loan Lender

By:	/s/ Vanessa Lamort de Gail
Name: Vanessa Lamort de Gail
Title: Vice President

By:	/s/ Vinod Mukani
Name: Vinod Mukani
Title: Director

SIGNATURE PAGE TO SABINE PASS LIQUEFACTION, LLC CREDIT AGREEMENT (TERM LOAN A)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

STANDARD CHARTERED BANK, as Construction/Term Loan Lender

By:	/s/ Robert K. Reddington
Name:	Robert K. Reddington
Title:	Credit Documentation Manager
Credit Documentation Unit WB Legal Americas

By:	/s/ Paul Clifford
Name:	Paul Clifford
Title:	Director Head of Project Finance Americas

SIGNATURE PAGE TO SABINE PASS LIQUEFACTION, LLC CREDIT AGREEMENT (TERM LOAN A)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

SOVEREIGN BANK, N.A., as Construction/Term Loan Lender

By:	/s/ Jorge Camina
Name:	Jorge Camina
Title:	Executive Director

By:	/s/ Alberto Garcia
Name:	Alberto Garcia
Title:	Vice President

SIGNATURE PAGE TO SABINE PASS LIQUEFACTION, LLC CREDIT AGREEMENT (TERM LOAN A)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

COMPASS BANK , D.B.A., BBVA COMPASS, as Construction/Term Loan Lender

By:	/s/ E. Bieger Macaraeg
Name:	E. Bieger Macaraeg
Title:	Senior Vice President

SIGNATURE PAGE TO SABINE PASS LIQUEFACTION, LLC CREDIT AGREEMENT (TERM LOAN A)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

ING CAPITAL LLC, as Construction/Term Loan Lender

By:	/s/ Subha Pasumarti
Name:	Subha Pasumarti
Title:	Director

SIGNATURE PAGE TO SABINE PASS LIQUEFACTION, LLC CREDIT AGREEMENT (TERM LOAN A)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

LLOYDS TSB BANK PLC, as Construction/Term Loan Lender

By:	/s/ Julia R. Franklin
Name:	Julia R. Franklin
Title:	Vice President—F014

By:	/s/ Stephen Giacolone
Name:	Stephen Giacolone
Title:	Assistant Vice President—G011

SIGNATURE PAGE TO SABINE PASS LIQUEFACTION, LLC CREDIT AGREEMENT (TERM LOAN A)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

MIZUHO CORPORATE BANK, LTD., as Construction/Term Loan Lender

By:	/s/ Kazuhiro Toyoda
Name:	Kazuhiro Toyoda
Title:	Deputy General Manager

SIGNATURE PAGE TO SABINE PASS LIQUEFACTION, LLC CREDIT AGREEMENT (TERM LOAN A)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

THE KOREA DEVELOPMENT BANK, NEW YORK BRANCH, as Construction/Term Loan Lender

By: /s/ Tae Jeong Yun
Name: Tae Jeong Yun
Title: Head of Corporate Banking Team I

SIGNATURE PAGE TO SABINE PASS LIQUEFACTION, LLC CREDIT AGREEMENT (TERM LOAN A)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

LANDESBANK BADEN-WÜRTTEMBERG,Landesbank Baden-Württemberg, as Construction/Term Loan Lender

By:	/s/ Mary Power
Name:	Mary Power
Title:	Consultant

By:	/s/ Sven Schindler
Name:	Sven Schindler
Title:	Landesbank Baden-Wurttemberg, NY Branch
Head of Controlling & Accounting
Deputy Branch Manager

SIGNATURE PAGE TO SABINE PASS LIQUEFACTION, LLC CREDIT AGREEMENT (TERM LOAN A)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

THE BANK OF NOVA SCOTIA, as Construction/Term Loan Lender

By:	/s/ Mark Sparrow
Name:	Mark Sparrow
Title:	Director

SIGNATURE PAGE TO SABINE PASS LIQUEFACTION, LLC CREDIT AGREEMENT (TERM LOAN A)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

CRÉDIT INDUSTRIEL ET COMMERCIAL, as Construction/Term Loan Lender

By:	/s/ Mark D. Palin
Name: Mark D. Palin
Title: Vice President

By:	/s/ Bordes Patrick
Name: Bordes Patrick
Title:

SIGNATURE PAGE TO SABINE PASS LIQUEFACTION, LLC CREDIT AGREEMENT (TERM LOAN A)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

GENERAL ELECTRIC CAPITAL CORPORATION, as Construction/Term Loan Lender

By:	/s/ Alta Yen
Name: Alta Yen
Title: Authorized Signatory

SIGNATURE PAGE TO SABINE PASS LIQUEFACTION, LLC CREDIT AGREEMENT (TERM LOAN A)

EXHIBIT A TO CREDIT AGREEMENT (TERM LOAN A)

Definitions

“Advance” means each Construction/Term Loan Borrowing.

“Agent Parties” has the meaning provided in Section 10.11(j) (Notices and Other Communications).

“Aggregate Construction/Term Loan Commitment” means three billion six hundred twenty six million Dollars ($3,626,000,000), as the same may be reduced in accordance with Section 2.04 (Termination or Reduction of Commitments).

“Aggregate Tranche Commitment” means, with respect to Tranche 1, two hundred million Dollars ($200,000,000), with respect to Tranche 2, one hundred fifty million Dollars ($150,000,000), with respect to Tranche 3, one hundred fifty million Dollars ($150,000,000), and with respect to Tranche 4, three billion one hundred twenty six million Dollars ($3,126,000,000), in each case, as the same may be reduced in accordance with Section 2.04 (Termination or Reduction of Commitments).

“Agreement” has the meaning provided in the Preamble.

“Amortization Schedule” means the amortization schedule set forth in Schedule 3.01(a).

“Anti-Money Laundering Laws” means any applicable laws or regulations relating to money laundering or terrorist financing, including, without limitation, the Bank Secrecy Act, 31 U.S.C. sections 5301 et seq.; the Patriot Act; Laundering of Monetary Instruments, 18 U.S.C. section 1956; Engaging in Monetary Transactions in Property Derived from Specified Unlawful Activity, 18 U.S.C. section 1957; the Financial Recordkeeping and Reporting of Currency and Foreign Transactions Regulations, 31 C.F.R. Part 103; and any similar laws or regulations currently in force or hereafter enacted.

“Anti-Terrorism Laws” means any applicable laws relating to terrorism or money laundering, including the Anti-Money Laundering Laws and the United States Department of Treasury Office of Foreign Assets Control Laws.

“Applicable Margin” means (a) with respect to Construction/Term Loans that are LIBO Loans, (i) prior to the Project Completion Date, 3.50%, and (ii) on the Project Completion Date and thereafter, 3.75%, and (b) with respect to Construction/Term Loans that are Base Rate Loans, (i) prior to the Project Completion Date, 2.50%, and (ii) on the Project Completion Date and thereafter, 2.75%.

1

“Approved Fund” means, with respect to any Construction/Term Loan Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Construction/Term Loan Lender or by an Affiliate of such investment advisor.

“Availability Period” means the period commencing on the date of the Initial Advance and ending on the earliest to occur of (a) the Project Completion Date, (b) the Date Certain and (c) the date the Construction/Term Loan Lenders terminate all their Construction/Term Loan Commitments upon the occurrence and during the continuance of an Event of Default.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate plus one-half of one percent (0.50%), (b) the average rate of interest in effect for such day as publicly announced from time to time by the Term Loan A Administrative Agent as its “prime rate” and (c) LIBOR for an interest period of one month plus one percent (1%). The “prime rate” is the rate set by the Term Loan A Administrative Agent based upon various factors including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by the Term Loan A Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means any Construction/Term Loan bearing interest at a rate determined by reference to the Base Rate and the provisions of ARTICLE II (Commitments and Borrowing) and ARTICLE III (Repayments, Prepayments, Interest and Fees).

“Borrower” has the meaning provided in the Preamble.

“Borrowing Date” means, with respect to each Construction/Term Loan Borrowing, the date on which funds are disbursed by the Construction/Term Loan Lenders (or the Term Loan A Administrative Agent on their behalf) to the Borrower in accordance with Section 2.03 (Borrowing of Loans).

“Borrowing Notice” means each request for Construction/Term Loan Borrowing of Construction/Term Loans in the form of Exhibit C delivered in accordance with Section 2.02 (Notice of Borrowings).

2

“Break Costs” means the aggregate of LIBOR breakage expenses, prepayment indemnities or other similar amounts that will become payable by the Borrower in respect of any prepayment under the Term Loan A Credit Agreement or any revocation of a notice of prepayment delivered under the Term Loan A Credit Agreement.

“Change in Law” means (a) the adoption or introduction of any law, rule, directive, guideline, decision or regulation after the Closing Date, (b) any change in law, rule, directive, guideline, decision or regulation or in the interpretation or application thereof by any Governmental Authority charged with its interpretation or administration after the Closing Date or (c) compliance by any Construction/Term Loan Lender, by any lending office of such Construction/Term Loan Lender, or by such Construction/Term Loan Lender’s holding company, if any, with any written request, guideline, decision or directive (whether or not having the force of law but if not having the force of law, then being one with which the relevant party would customarily comply) of any Governmental Authority charged with its interpretation or administration made or issued after the Closing Date; provided, however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Closing Date” means the date on which conditions precedent in Section 6.01 (Conditions to Closing Date) have been satisfied or waived in accordance with the Term Loan A Credit Agreement.

“Co-Documentation Agents” means HSBC Securities (USA), Inc., Morgan Stanley Senior Funding, Inc., Royal Bank of Canada and Société Générale, in each case, not in its individual capacity, but as co-documentation agent hereunder.

“Co-Syndication Agents” mean The Bank of Tokyo-Mitsubishi UFJ, LTD., Crédit Agricole Corporate and Investment Bank and J.P. Morgan Securities LLC, in each case, not in its individual capacity, but as co-syndication agent hereunder.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment Fee” has the meaning provided in Section 3.13(a) (Fees).

3

“Common Terms Agreement” means that Common Terms Agreement, dated on or about the date hereof, by and among the Borrower, each Secured Debt Holder Group Representative and Secured Hedge Representative that is a party thereto, the Common Security Trustee and the Intercreditor Agent.

“Communications” has the meaning provided in Section 10.11(h) (Notices and Other Communications).

“Construction Account” has the meaning provided in the Accounts Agreement.

“Construction/Term Loan” has the meaning provided in Section 2.01(a) (Construction/Term Loans).

“Construction/Term Loan Borrowing” means each disbursement of Construction/Term Loans by the Construction/Term Loan Lenders (or the Term Loan A Administrative Agent on their behalf) on any single date to the Borrower in accordance with Section 2.03 (Borrowing of Loans) and Section 6.04 (Conditions to Each Construction/Term Loan Borrowing).

“Construction/Term Loan Commitment” means the Tranche 1 Construction/Term Loan Commitment, the Tranche 2 Construction/Term Loan Commitment, the Tranche 3 Construction/Term Loan Commitment, and the Tranche 4 Construction/Term Loan Commitment, individually or collectively as the context requires.

“Construction/Term Loan Commitment Percentage” means, as to any Construction/Term Loan Lender at any time, with respect to each Tranche, the percentage that such Construction/Term Loan Lender’s Construction/Term Loan Commitment with respect to such Tranche then constitutes of the Aggregate Tranche Commitment for such Tranche.

“Construction/Term Loan Lenders” means those construction/term loan lenders identified on Schedule 2.01 and each other Person that acquires the rights and obligations of any such Construction/Term Loan Lender pursuant to Section 10.04 (Assignments).

“Construction/Term Loan Notes” means the promissory notes of the Borrower, substantially in the form of Exhibit B evidencing Construction/Term Loans, in each case duly executed and delivered by an Authorized Officer of the Borrower in favor of each Construction/Term Loan Lender, including any promissory notes issued by the Borrower in connection with assignments of any Construction/Term Loan of the Construction/Term Loan Lenders, as they may be amended, restated, supplemented or otherwise modified from time to time.

4

“Credit Agreement Secured Parties” means the Construction/Term Loan Lenders, the Term Loan A Administrative Agent, the Common Security Trustee, any Term Loan A Credit Agreement Interest Rate Protection Provider and each of their respective successors and permitted assigns, in each case in connection with the Term Loan A Credit Agreement or the Construction/Term Loan Notes.

“Default Rate” has the meaning provided in Section 3.05 (Post-Maturity Interest Rates; Default Interest Rates).

“Defaulting Lender” means a Construction/Term Loan Lender which (a) has defaulted in its obligations to fund any Construction/Term Loan or otherwise failed to comply with its obligations under Section 2.01 (Construction/Term Loans), unless (x) such default or failure is no longer continuing or has been cured within three (3) Business Days after such default or failure or (y) such Construction/Term Loan Lender notifies the Term Loan A Administrative Agent and the Borrower in writing that such failure is the result of such Construction/Term Loan Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Borrower and/or the Term Loan A Administrative Agent that it does not intend to comply with its obligations under Section 2.01 (Construction/Term Loans) or has made a public statement to that effect or (c) has, or has a direct or indirect parent company that has, (x) become the subject of a proceeding under any Bankruptcy Code or any applicable federal, state or other statute or law relating to bankruptcy, insolvency, reorganization or other relief for debtors, or (y) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that, for the avoidance of doubt, a Construction/Term Loan Lender shall not be a Defaulting Lender solely by virtue of (i) the ownership or acquisition of any equity interest in that Construction/Term Loan Lender or any direct or indirect parent company thereof by a Government Authority or (ii) in the case of a solvent Person, the precautionary appointment of an administrator, guardian, custodian or other similar official by a Government Authority under or based on the law of the country where such Person is subject to home jurisdiction supervision if Government Rule requires that such appointment not be publicly disclosed , in any case, where such action does not result in or provide such Construction/Term Loan Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Construction/Term Loan Lender (or such Government Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Construction/Term Loan Lender.

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“Eligible Assignee” means (a) any Construction/Term Loan Lender, (b) an Affiliate of any Construction/Term Loan Lender and (c) any other Person (other than a natural person) approved by the Term Loan A Administrative Agent (not to be unreasonably withheld) and, unless an Event of Default shall then be continuing, with the consent of the Borrower (not to be unreasonably withheld); provided that the Borrower shall be deemed to have consented unless it shall object thereto by written notice to the Term Loan A Administrative Agent within five (5) Business Days after having received notice of the proposed assignment; provided further that, notwithstanding the foregoing, Eligible Assignee shall not include any Defaulting Lender, Loan Party, the Sponsor, Blackstone, any Material Project Party or any Affiliate or Subsidiary of any of the foregoing (other than (i) any fund managed by, or under common management with, GSO Capital Partners LP, (ii) any fund managed by GSO Debt Funds Management LLC, Blackstone Debt Advisors L.P., Blackstone Distressed Securities Advisors L.P., Blackstone Mezzanine Advisors L.P. or Blackstone Mezzanine Advisors II L.P. and (iii) any other Affiliate of Blackstone Capital Partners VI or GSO Capital Partners LP that is a bona fide diversified debt fund, in each case only if the sum of the undisbursed Construction Term/Loan Commitments and the Construction/Term Loans of such Persons does not exceed $300,000,000 in the aggregate; provided, that for the avoidance of doubt, any outstanding Construction/Term Loan Commitments and Construction/Term Loans of such Affiliates of Blackstone shall be disregarded (x) from both the numerator and denominator for purposes of calculating any voting percentage required to approve or deny any action, vote, consent, waiver or other matter under the Financing Documents and (y) for all other purposes as set forth in Section 3.3(b) of the Intercreditor Agreement).

“Eligible Transferee” means any bank or other financial institution which has a credit rating of A- or higher from S&P or A3 or higher from Moody’s.

“Excluded Taxes” means, with respect to the Term Loan A Administrative Agent, any Construction/Term Loan Lender or any other recipient of any payment to be made by or on account of any Obligation of the Borrower, (a) (i) income or franchise Taxes, in each case, imposed on (or measured by) its net income (however denominated) by the United States or by the jurisdiction (or any subdivision thereof) under the laws of which such Person is organized or in which its principal office is located or, in the case of a Construction/Term Loan Lender, in which its applicable lending office is located or (ii) any branch profits Taxes or any similar Taxes on retained earnings imposed by any jurisdiction described in clause (a)(i) that relates to such Person or any jurisdiction in which the Borrower is located, (b) in the case of a Construction/Term Loan Lender, any U.S. federal withholding Tax that is imposed on amounts payable to such Construction/Term Loan Lender with respect to an applicable interest in a Construction/Term Loan pursuant to a law in effect at the time such Construction/Term Loan Lender becomes a party to the Term Loan A Credit Agreement (other than pursuant to an assignment request by the Borrower under Section 4.04 (Obligation to

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Mitigate)) or changes its lending office (except to the extent that amounts with respect to such Taxes were payable either to such Construction/Term Loan Lender’s assignor immediately before such Construction/Term Loan Lender became a party hereto or to such Construction/Term Loan Lender immediately before it changed its lending office), (c) Taxes attributable to such Construction/Term Loan Lender’s failure to comply with Section 4.06(e) (Taxes- Status of Lenders), (d) any United States federal withholding Tax imposed under FATCA and (e) Other Connection Taxes.

“FATCA” means Sections 1471 through 1474 of the Code, as in effect on the date of the Term Loan A Credit Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any Treasury regulation promulgated thereunder and published administrative guidance implementing such Sections.

“Federal Funds Effective Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published on the next succeeding Business Day by the Federal Reserve Bank of New York; provided, that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any day that is a Business Day, the Federal Funds Effective Rate for such day shall be the average of the quotations for such day for such transactions received by the Term Loan A Administrative Agent from three (3) federal funds brokers of recognized standing selected by the Term Loan A Administrative Agent.

“Fees” means, collectively, each of the fees payable by the Borrower for the account of any Construction/Term Loan Lender or the Term Loan A Administrative Agent pursuant to Section 3.13 (Fees).

“Indemnified Taxes” means (a) Taxes imposed on or with respect to any payment made on account of any Obligation of the Borrower hereunder to the Term Loan A Administrative Agent, the Common Security Trustee, the Construction/Term Loan Lenders or any other recipient of any payment to be made by or on account of any Obligation of the Borrower hereunder other than Excluded Taxes, and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning provided in Section 10.08(a) (Indemnification by the Borrower).

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“Information” has the meaning provided in Section 10.17 (Treatment of Certain Information; Confidentiality).

“Initial Advance” means the first Construction/Term Loan Borrowing.

“Initial Quarterly Payment Date” means the first March 31, June 30, September 30 or December 31 to occur at least three calendar months following the earlier to occur of (i) the Project Completion Date and (ii) the date upon which all of the Construction/Term Loan Commitments have been utilized or terminated.

“Insurance Program” means the insurance program required by Schedule 6.6 of the Common Terms Agreement.

“Interest Payment Date” has the meaning provided in Section 3.02(a) (Interest Payment Dates).

“Interest Period” means, with respect to any LIBO Loan, the period beginning on the date on which such LIBO Loan is made pursuant to Section 2.03(a) (Borrowing of Loans) or on the last day of the immediately preceding Interest Period therefor, as applicable, and ending on the numerically corresponding day in the calendar month that is one (1), two (2), three (3) or six (6) months thereafter, in either case as the Borrower may select in the relevant Borrowing Notice or Interest Period Notice; provided, however, that (i) if such Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is in a different calendar month, in which case such Interest Period shall end on the next preceding Business Day), (ii) any Interest Period that begins on the last Business Day of a month (or on a day for which there is no numerically corresponding day in the month at the end of such Interest Period) shall end on the last Business Day of the month at the end of such Interest Period, (iii) no Interest Period may end later than the Maturity Date, and (iv) any Interest Period for a Construction/Term Loan which would otherwise end after the Maturity Date shall end on the Maturity Date.

“Interest Period Notice” means a notice in substantially the form attached hereto as Exhibit D, executed by an Authorized Officer of the Borrower.

“Interest Rate Protection Agreements” means each interest rate swap, collar, put, or cap, or other interest rate protection arrangement with a Term Loan A Qualified Counterparty, in each case that is entered into in accordance with Section 6.11 (Interest Rate Protection Agreements) of the Common Terms Agreement in order to hedge the interest rate exposure with respect to the Construction/Term Loans and is substantially in the form attached hereto as Exhibit F.

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“Joint Lead Arranger” means The Bank of Tokyo-Mitsubishi UFJ, Ltd., Crédit Agricole Corporate and Investment Bank, Credit Suisse Securities (USA) LLC, Deutsche Bank Trust Company Americas, HSBC Securities (USA), Inc., J.P. Morgan Securities LLC, Morgan Stanley Senior Funding, Inc., Royal Bank of Canada, and SG Americas Securities, LLC, Standard Chartered Bank and Union Bank, N.A in each case, not in its individual capacity, but as joint lead arranger hereunder and any successors and permitted assigns.

“Joint Lead Bookrunner” means The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Union Bank, N.A., Crédit Agricole Corporate and Investment Bank, Credit Suisse Securities (USA) LLC, HSBC Securities (USA), Inc., J.P. Morgan Securities LLC, Morgan Stanley Senior Funding, Inc., Royal Bank of Canada and SG Americas Securities, LLC, in each case, not in its individual capacity, but as joint lead bookrunner hereunder and any successors and permitted assigns.

“Lender Assignment Agreement” means a Lender Assignment Agreement, substantially in the form of Exhibit E-1 or E-2.

“LIBO Loan” means any Construction/Term Loan bearing interest at a rate determined by reference to LIBOR and the provisions of ARTICLE II (Commitments and Borrowing) and ARTICLE III (Repayments, Prepayments, Interest and Fees).

“LIBOR” means, for any Interest Period for any LIBO Loan the rate per annum equal to (a) the rate determined by the Term Loan A Administrative Agent to be the offered rate that appears on the page of Reuters Screen LIBOR01 (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, or (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service is not available, the rate determined by the Term Loan A Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, or (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Term Loan A Administrative Agent as the average rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBO Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by the Term Loan A Administrative Agent (or its Affiliates) to major banks in the London interbank LIBO market at its request at approximately 4:00 p.m. (London time) two (2) Business Days prior to the first day of such Interest Period.

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“LNG” has the meaning provided in the Preamble.

“Maturity Date” means the earlier of (i) the second anniversary of the Project Completion Date or (ii) the seventh anniversary of the Closing Date.

“Maximum Rate” has the meaning provided in Section 10.09 (Interest Rate Limitation).

“Non-Consenting Lender” has the meaning provided in Section 4.04(d) (Obligation to Mitigate).

“Non-Recourse Parties” has the meaning provided in Section 10.21(a) (No Recourse).

“Non-U.S. Lender” has the meaning provided in Section 4.06(e) (Taxes- Status of Lenders).

“Notice of Project Completion” means the Notice of Project Completion in the form of Exhibit G.

“Obligations” means, collectively, (a) all Indebtedness, Construction/Term Loans, advances, debts, liabilities (including any indemnification or other obligations that survive the termination of the Financing Documents (excluding any Secured Debt Instrument other than the Credit Agreement)), and all other obligations, howsoever arising (including Guarantee obligations), in each case, owed by Borrower to the Credit Agreement Secured Parties (or any of them) of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to the terms of the Financing Documents (excluding any Secured Debt Instrument other than the Credit Agreement), (b) any and all sums reasonably advanced by Term Loan A Administrative Agent in order to preserve the Collateral or preserve the security interest of the Credit Agreement Secured Parties in the Collateral (including, but without duplication of Borrower’s Obligation to repay the same, amounts described in the last sentence of the definition of Operation and Maintenance Expenses) and (c) in the event of any proceeding for the collection or enforcement of the obligations described in clauses (a) and (b) above, after an Event of Default shall have occurred and be continuing and the Construction/Term Loans have been accelerated pursuant to Section 8.02 (Acceleration Upon Bankruptcy) or Section 8.03 (Acceleration Upon Other Event of Default), the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Construction/Term Loan Lenders of their rights under the Security Documents, together with any necessary attorneys’ fees and court costs.

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“Other Connection Taxes” means, with respect to the Term Loan A Administrative Agent, any Construction/Term Loan Lender or any other recipient of any payment to be made by or on account of any Obligation of the Borrower, Taxes imposed as a result of a former or present connection between such Person and the jurisdiction imposing such Tax (other than connections arising from such Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Financing Document, or sold or assigned an interest in any Construction/Term Loan or Financing Document).

“Other Taxes” mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Financing Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Financing Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 4.04 (Obligation to Mitigate).

“Participant” has the meaning provided in Section 10.04(d) (Assignments).

“Participant Register” has the meaning provided in Section 10.04(d) (Assignments).

“Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) of 2001, and the rules and regulations promulgated thereunder from time to time in effect.

“Permitted Completion Amount” means a sum equal to an amount certified by the Borrower and the Independent Engineer on the Project Completion Date and approved by the Term Loan A Administrative Agent (acting reasonably) as necessary to pay one hundred fifty percent (150%) of the Permitted Completion Costs.

“Permitted Completion Costs” means unpaid Project Costs (including Project Costs not included in the Construction Budget and Schedule delivered on the Closing Date) reasonably anticipated to be required for the Project to pay all remaining costs associated with outstanding Punchlist (as defined in the EPC Contract) work, retainage, fuel incentive payments, disputed amounts (unless such disputed amounts have been escrowed pursuant to Section 18.4 of the EPC Contract), and other costs required under the EPC Contract.

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“Pipeline Improvements” means the improvements to the Pipeline envisioned by the Precedent Agreement.

“Platform” has the meaning provided in Section 10.11(i) (Notices and Other Communications).

“Project” has the meaning provided in the Preamble.

“Project Completion Date” means the date upon which all of the conditions set forth in Section 6.05 (Conditions to Project Completion Date) of the Term Loan A Credit Agreement have been either satisfied, to the satisfaction of the Required Banks, or, in each case, waived by the Required Banks.

“Quarterly Payment Date” means the Initial Quarterly Payment Date and each March 31, June 30, September 30 and December 31 thereafter.

“Register” has the meaning provided in Section 2.03(f) (Borrowing of Loans).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the shareholders, members, partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Required Banks” means at any time, the Construction/Term Loan Lenders holding in excess of fifty percent (50.00%) of the sum of (a) the aggregate undisbursed Construction/Term Loan Commitments plus (b) the then aggregate outstanding principal amount of the Construction/Term Loans, in each case of all Tranches, (excluding in each such case any Construction/Term Loan Lender that is a Defaulting Lender, a Loan Party, the Sponsor, a Material Project Party or an Affiliate or Subsidiary thereof, and each Construction/Term Loan Commitment and any outstanding principal amount of any Construction/Term Loan of any such Construction/Term Loan Lender); provided that prior to the Project Completion Date, for purposes of (i) Sections 6.03 (Conditions to Second Advance), 6.04 (Conditions to Each Construction/Term Loan Borrowing), and 6.05 (Conditions to Project Completion Date), (ii) Section 10.01 (Amendments, Etc) with respect to any amendment, waiver, termination or consent under Sections 6.03 (Conditions to Second Advance), 6.04 (Conditions to Each Construction/Term Loan Borrowing), and 6.05 (Conditions to Project Completion Date), (iii) any amendment, waiver, termination or consent with respect to Section 7.13 (EPC and Construction Contracts) of the Common Terms Agreement and (iv) voting with respect to any Fundamental Decision (as defined in the Intercreditor Agreement), such excess of fifty percent (50.00%) must include the Required Tranche 4 Banks.

“Required Fees Account” has the meaning provided in the Accounts Agreement.

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“Required Fees Amount” has the meaning provided in the Accounts Agreement.

“Required Tranche 4 Banks” means at any time, the Construction/Term Loan Lenders holding in excess of fifty percent (50.00%) of the sum of (a) the aggregate undisbursed Tranche 4 Construction/Term Loan Commitments plus (b) the then aggregate outstanding principal amount of the Construction/Term Loans made under Tranche 4 (excluding in each such case any Construction/Term Loan Lender that is a Defaulting Lender, a Loan Party, the Sponsor, a Material Project Party or an Affiliate or Subsidiary thereof, and each Tranche 4 Construction/Term Loan Commitment and any outstanding principal amount of any Construction/Term Loan made under Tranche 4 of any such Construction/Term Loan Lender).

“Sabine Pass LNG” has the meaning provided in the Preamble.

“Sabine Pass Terminal” has the meaning provided in the Preamble.

“Special Supermajority Banks” means at any time, Construction/Term Loan Lenders holding in excess of eighty percent (80.00%) of the sum of (a) the aggregate undisbursed Construction/Term Loan Commitments plus (b) the then aggregate outstanding principal amount of the Construction/Term Loans, in each case of all Tranches, (excluding in each such case any Construction/Term Loan Lender that is a Defaulting Lender, a Loan Party, the Sponsor, a Material Project Party or an Affiliate or Subsidiary thereof, and each Construction/Term Loan Commitment and any outstanding principal amount of any Construction/Term Loan of any such Construction/Term Loan Lender); provided that prior to the Project Completion Date, for purposes of (i) Section 6.04 (Conditions to Each Construction/Term Loan Borrowing) and (ii) Section 10.01 (Amendments, Etc) with respect to any amendment, waiver, termination or consent under Section 6.04 (Conditions to Each Construction/Term Loan Borrowing), such excess of eighty percent (80.00%) must include the Required Tranche 4 Banks.

“Specified Completion Conditions” means the conditions to the occurrence of the Project Completion Date set forth in clauses (c), (d), (h) (as to the Pipeline Improvements only), (l)(ii) with respect to item 7 of the Gas Sourcing Plan, (p) (as to the Project being in service), (r) and (s) of Section 6.05 (Conditions to Project Completion Date).

“Sponsor” has the meaning provided in the Preamble.

“Stated Amount” has the meaning given to it in the Accounts Agreement.

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“Supermajority Banks” means at any time, Construction/Term Loan Lenders holding in excess of sixty six and two-thirds percent (66.66%) of the sum of (a) the aggregate undisbursed Construction/Term Loan Commitments plus (b) the then aggregate outstanding principal amount of the Construction/Term Loans, in each case of all Tranches, (excluding in each such case any Construction/Term Loan Lender that is a Defaulting Lender, a Loan Party, the Sponsor, a Material Project Party or an Affiliate or Subsidiary thereof, and each Construction/Term Loan Commitment and any outstanding principal amount of any Construction/Term Loan of any such Construction/Term Loan Lender); provided that prior to the Project Completion Date, for purposes of (i) Section 6.04 (Conditions to Each Construction/Term Loan Borrowing) and (ii) Section 10.01 (Amendments, Etc) with respect to any amendment, waiver, termination or consent under Section 6.04 (Conditions to Each Construction/Term Loan Borrowing), such excess of sixty six and two-thirds percent (66.66%) must include the Required Tranche 4 Banks.

“Term Loan A Administrative Agent” means Société Générale, not in its individual capacity, but solely as administrative agent for the Construction/Term Loan hereunder, and each other Person that may, from time to time, be appointed as successor Term Loan A Administrative Agent pursuant to Section 9.07 (Resignation or Removal of Term Loan A Administrative Agent).

“Term Loan A Credit Agreement Interest Rate Protection Provider” means each Person (other than the Borrower) who is party to any Interest Rate Protection Agreement that is entered into pursuant to Section 6.11 (Interest Rate Protection Agreements) of the Common Terms Agreement in order to hedge the interest rate exposure with respect to the Construction/Term Loans.

“Term Loan A Hedge Termination Value” means, in respect of any Interest Rate Protection Agreement to which a Term Loan A Credit Agreement Interest Rate Protection Provider is a party, after taking into account the effect of any legally enforceable netting agreement to which the Borrower is a party relating to such Interest Rate Protection Agreement, for any date on or after the date such Interest Rate Protection Agreement has been closed out and termination value determined in accordance therewith, such termination value.

“Term Loan A Initial Advance Account” has the meaning provided in the Accounts Agreement.

“Term Loan A Qualified Counterparty” means:

(a) as of the date of execution or assignment of any Interest Rate Protection Agreement, any of the following: (i) any Person who is the Term Loan A Administrative Agent or any Construction/ Term Loan Lender as of the date of the Common Terms Agreement or (ii) any Affiliate of any Person listed in the foregoing clause (a)(i) of this definition; and

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(b) as of the date of execution or assignment of any Interest Rate Protection Agreement, any of the following: (i) any Person who is the Term Loan A Administrative Agent or any Construction/ Term Loan Lender after the date of the Common Terms Agreement or (ii) any Affiliate of any Person listed in the foregoing clause (b)(i) of this definition, in each case, with a credit rating (or a guaranty from a Person with a credit rating) of at least A- from S&P or Fitch or at least A-3 from Moody’s.

“Trade Date” has the meaning provided in Section 10.04(b) (Assignments).

“Tranche” means Tranche 1, Tranche 2, Tranche 3, or Tranche 4.

“Tranche 1” means the tranche of Construction/Term Loans funded or to be funded with the Tranche 1 Construction/Term Loan Commitments.

“Tranche 1 Construction/Term Loan Commitment” means, with respect to each Construction/Term Loan Lender, the commitment of such Construction/Term Loan Lender to make Construction/Term Loans, as set forth opposite the name of such Construction/Term Loan Lender in the column entitled “Tranche 1 Construction/Term Loan Commitment” in Schedule 2.01, or if such Construction/Term Loan Lender has entered into one or more Lender Assignment Agreements, set forth opposite the name of such Construction/Term Loan Lender in the Register maintained by the Term Loan A Administrative Agent pursuant to Section 2.03(f) (Borrowing of Loans) as such Construction/Term Loan Lender’s Tranche 1 Construction/Term Loan Commitment, as the same may be reduced in accordance with Section 2.04 (Termination or Reduction of Commitments).

“Tranche 2” means the tranche of Construction/Term Loans funded or to be funded with the Tranche 2 Construction/Term Loan Commitments.

“Tranche 2 Construction/Term Loan Commitment” means, with respect to each Construction/Term Loan Lender, the commitment of such Construction/Term Loan Lender to make Construction/Term Loans, as set forth opposite the name of such Construction/Term Loan Lender in the column entitled “Tranche 2 Construction/Term Loan Commitment” in Schedule 2.01, or if such Construction/Term Loan Lender has entered into one or more Lender Assignment Agreements, set forth opposite the name of such Construction/Term Loan Lender in the Register maintained by the Term Loan A Administrative Agent pursuant to Section 2.03(f) (Borrowing of Loans) as such Construction/Term Loan Lender’s Tranche 2 Construction/Term Loan Commitment, as the same may be reduced in accordance with Section 2.04 (Termination or Reduction of Commitments).

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“Tranche 3” means the tranche of Construction/Term Loans funded or to be funded with the Tranche 3 Construction/Term Loan Commitments.

“Tranche 3 Construction/Term Loan Commitment” means, with respect to each Construction/Term Loan Lender, the commitment of such Construction/Term Loan Lender to make Construction/Term Loans, as set forth opposite the name of such Construction/Term Loan Lender in the column entitled “Tranche 3 Construction/Term Loan Commitment” in Schedule 2.01, or if such Construction/Term Loan Lender has entered into one or more Lender Assignment Agreements, set forth opposite the name of such Construction/Term Loan Lender in the Register maintained by the Term Loan A Administrative Agent pursuant to Section 2.03(f) (Borrowing of Loans) as such Construction/Term Loan Lender’s Tranche 3 Construction/Term Loan Commitment, as the same may be reduced in accordance with Section 2.04 (Termination or Reduction of Commitments).

“Tranche 4” means the tranche of Construction/Term Loans funded or to be funded with the Tranche 4 Construction/Term Loan Commitments.

“Tranche 4 Construction/Term Loan Commitment” means, with respect to each Construction/Term Loan Lender, the commitment of such Construction/Term Loan Lender to make Construction/Term Loans, as set forth opposite the name of such Construction/Term Loan Lender in the column entitled “Tranche 4 Construction/Term Loan Commitment” in Schedule 2.01, or if such Construction/Term Loan Lender has entered into one or more Lender Assignment Agreements, set forth opposite the name of such Construction/Term Loan Lender in the Register maintained by the Term Loan A Administrative Agent pursuant to Section 2.03(f) (Borrowing of Loans) as such Construction/Term Loan Lender’s Tranche 4 Construction/Term Loan Commitment, as the same may be reduced in accordance with Section 2.04 (Termination or Reduction of Commitments).

“U.S. Tax Compliance Certificate” has the meaning provided in Section 4.06(e) (Taxes- Status of Lenders).

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of provisions relating to such perfection or priority and for purposes of definitions related to such provisions.

“United States Person” means a “United States person” as defined in Section 7701(a)(30) of the Code.

“Withholding Agent” means the Borrower and the Term Loan A Administrative Agent.

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